Execution Version ASSET PURCHASE AGREEMENT BY AND AMONG FAIRWAY GROUP HOLDINGS CORP. AND VILLAGE SUPER MARKETS, INC. March 25, 2020 THIS DOCUMENT SHALL BE KEPT CONFIDENTIAL PURSUANT TO THE TERMS OF THE CONFIDENTIALITY AGREEMENT ENTERED INTO BY THE RECIPIENT HEREOF AND, IF APPLICABLE, ITS AFFILIATES AND REPRESENTATIVES, WITH RESPECT TO THE SUBJECT MATTER HEREOF.

ASSET PURCHASE AGREEMENT This ASSET PURCHASE AGREEMENT (this “Agreement”) is entered into as of March 25, 2020, by and among FAIRWAY GROUP HOLDINGS CORP., a Delaware corporation, (the “Company”), and the direct or indirect wholly-owned Subsidiaries of the Company set forth on Schedule A (together with the Company, “Sellers”), and VILLAGE SUPER MARKET, INC., a New Jersey corporation (“Buyer”). Each of Buyer and each Seller is referred to herein as a “Party” and, collectively, as the “Parties”. WITNESSETH WHEREAS, Sellers and certain of their affiliates have filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) on or about January 23, 2020 in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”); WHEREAS, Sellers operate the five (5) supermarkets at the locations set forth in Section 3.4 of the Disclosure Schedule under the heading “Stores” (each a “Store” and, collectively, the “Stores”), a parking lot at the Harlem Store (“Harlem Lot”) the Production Distribution Center (the “PDC”), and own or license certain of the Intellectual Property used in the conduct of Business from the Stores; and WHEREAS, subject to the terms and upon the conditions set forth herein, Sellers desire to sell, transfer and assign to Buyer, and Buyer desires to purchase, acquire and assume from Sellers, all of the Acquired Assets (as defined below) and Assumed Liabilities (as defined below), all as more specifically provided herein. NOW, THEREFORE, in consideration of the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties hereby agree as follows: ARTICLE I DEFINITIONS Section 1.1 Definitions. For purposes of this Agreement: “Acquired Assets” means, without duplication, all of Sellers’ right, title, and interest in and to all of the following assets of Sellers directly used or held for use exclusively in the operation of the Stores and (to the extent applicable) located at the Stores on the Closing Date: (a) all Inventory of Sellers Related to the Business (other than Excluded Inventory); (b) the Furnishings and Equipment owned by Sellers and Related to the Business (other than Excluded Furnishings and Equipment); (c) the Leases set forth on Section 1.1 of the Disclosure Schedule under the heading “Assumed Leases” (the “Assumed Leases”), and (to the extent of Sellers’ interest therein) 1 the buildings, fixtures and improvements located on or attached to such real property, and all rights arising therefrom, and all tenements, hereditaments, appurtenances and other real property rights appertaining thereto, and all rights of Seller under any agreement (including any subordination, non-disturbance or attornment agreement) with the lessor of an Assumed Lease or its lenders, subject to the rights of the applicable landlord (including rights to ownership or use of such property) under the Assumed Leases; provided, however, if at the Auction, (i) the highest and best bid for the Harlem Store is made by a bidder who shall operate the Harlem Store as a supermarket, and (ii) such bid is acceptable to the Affected Unions, then (x) Sellers may withdraw the Harlem Lot from the schedule of Assumed Leases, together with all other Acquired Assets used in operation of the Harlem Lot, and (y) Buyer shall receive a credit against the Purchase Price equal to $100,000 and (z) all other Contracts on Schedule 1.1 of the Disclosure Schedule which relate solely to the Harlem Lot shall be deemed removed from Section 1.1 of the Disclosure Schedule and shall not constitute a Transferred Contract. (d) all rights under those Contracts set forth on Section 1.1 of the Disclosure Schedules under the heading “Transferred Contracts” (including a Modified Labor Agreement), other than those Contracts that expire or that are terminated prior to the Closing in accordance with their respective terms (such Contracts, together with the Assumed Leases, the “Transferred Contracts”), including the right to possess or use the property that is the subject of the Transferred Contract, together with any Contracts removed from Section 1.1 of the Disclosure Schedules by Buyer by notice delivered to Sellers at any time during the period from and after the date hereof at any time prior to five (5) days prior to the Sale Hearing ; provided, that (x) Sellers shall not reject or terminate any Contract used or held for use exclusively in the operation of the Stores without Buyer’s consent prior to the foregoing deadlines and (y) Buyer shall not be permitted to add any Contracts previously rejected in the Bankruptcy Cases; (e) all of Sellers’ security deposits, prepaid rent, and prepaid expenses previously paid by Sellers to fulfill Sellers’ obligations under the Assumed Leases or other Transferred Contracts (other than any adequate assurance deposits posted in accordance with section 366 of the Bankruptcy Code) and, to the extent transferable, other deposits Related to the Business (the “Prepaid Expenses”) that are included in the Prepaid Expenses Amount and paid in accordance with Section 2.3; (f) to the extent assignable or transferable, all warranties and similar guarantees related to any of the foregoing; (g) to the extent that any Affected Union enters into a Modified Labor Agreement with Buyer, all rights under such Modified Labor Agreement; (h) with respect to each Store, the amount of cash set forth on Section 1.1 of the Disclosure Schedule under the heading “Per Store Cash Closing Balance” to be left at such Store following the close of business on the date which is the date before the Closing (the “Per Store Cash Closing Balance”); (i) all Permits of Sellers exclusively Related to the Business, to the extent requested by Buyer and assignable to Buyer under applicable Law (and, for the avoidance of doubt, solely to the extent the applicable Governmental Authority consents to or otherwise approves the 2 assignment or transfer of the applicable Permit) other than those Permits listed on Section 1.1 of the Disclosure Schedule under the heading “Excluded Permits”; (j) all in-store processors, front-end systems, point-of-sale systems (including self-checkout equipment), credit card readers, computers, computer equipment, hardware, software, peripherals, pin pads and direct access storage devices, in each case, that are owned by Sellers; (k) any Intellectual Property owned by Sellers, including, for the avoidance of doubt, the name “Fairway” or “Fairway Markets” or any derivatives thereof, and all other marks set forth on Section 1.1 of the Disclosure Schedule under the heading “Marks”, any name or trademark, service mark, trade name, logo, trade dress, Internet domain name or other indicia of origin that includes, relates to or derives from any such name, or any related abbreviations, acronyms or other formatives based on any such name, whether alone or in combination with any other words, phrases, or designs, and all registrations, applications and renewals thereof, all rights and goodwill associated therewith and any name or trademark, service mark, trade name, logo, Internet domain name, or other indicia of origin that is confusingly similar thereto or derived therefrom (collectively, the “Seller Marks”); and (l) all books and records of Sellers exclusively related to operation of the Business, including records relating to payroll, sales, and expenses, the plans, specifications, keys, passwords, and combinations for the Stores, Harlem Lot and PDC, as applicable, and those other items set forth on Section 1.1 of the Disclosure Schedule under the heading “Acquired Assets”; provided, however, notwithstanding anything to the contrary set forth in this definition, the Acquired Assets shall not include any Excluded Assets. “Affected Labor Agreements” means the collective bargaining agreements covering any of the Covered Employees, each of which is listed on Section 1.1 of the Disclosure Schedule under the heading “Affected Labor Agreements”, none of which are to be assumed by the Buyer. “Affected Unions” means the unions identified on Section 1.1 of the Disclosure Schedule under the heading “Affected Unions”. “Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person, where “control” means the power, directly or indirectly, to direct or cause the direction of the management and policies of another Person, whether through the ownership of voting securities, by Contract, or otherwise. “Agreement” has the meaning set forth in the preamble. “Allocation Principles” has the meaning set forth in Section 2.7. “Antitrust Law” means the Sherman Act, the Clayton Act, the HSR Act, the Federal Trade Commission Act, and all other Laws and Decrees that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition, whether in the United States or elsewhere. 3

“Assignment and Assumption Agreement” has the meaning set forth in Section 2.5(a)(ii). “Assumed Leases” has the meaning set forth in the definition of “Acquired Assets”. “Assumed Liabilities” means solely the following Liabilities of each of the Sellers as of the Closing Date Related to the Business: (a) all Liabilities under the Transferred Contracts (including all Cure Costs); (b) all amounts allocated to Buyer under Section 2.7 and to the extent not exempt under the Sale Order, all Transfer Taxes allocated to Buyer pursuant to Section 6.5; (c) all Prorated Charges apportioned to Buyer in accordance with Section 2.8; (d) all Liabilities, including those relating to or arising under Environmental Laws, relating to or arising out of the ownership or operation of the Stores or any Acquired Asset by Buyer from and after the Closing Date; and (e) to the extent that any Affected Union enters into a Modified Labor Agreement with Buyer, all Liabilities arising under such Modified Labor Agreement, in each case, from and after the Closing date; provided, however, that notwithstanding anything to the contrary set forth in this definition, the Assumed Liabilities shall not include any Excluded Liabilities. “Auction” means the auction for the assets of the Sellers and their Affiliates who are debtors in the Bankruptcy Cases held pursuant to the Bidding Procedures Order. “Back-up Termination Date” means the first to occur of (a) consummation of the transaction with the winning bidder at the Auction, (b) Buyer’s receipt of notice from Seller of the release by Seller of Buyer’s obligations under Section 5.4(d), and (c) forty-five (45) days after the conclusion of the Auction. “Bankruptcy Cases” means the contemplated Chapter 11 cases of Sellers and certain of their Affiliates. “Bankruptcy Code” has the meaning set forth in the recitals. “Bankruptcy Court” has the meaning set forth in the recitals. “Bidding Procedures Order” means the order of the Bankruptcy Court, entered into in the Bankruptcy Cases on February 21, 2020 as Document Number 202. “Bill of Sale” has the meaning set forth in Section 2.5(a)(i). “Bonding Requirements” means standby letters of credit, guarantees, indemnity bonds and other financial commitment credit support instruments issued by third parties on behalf of Sellers or any of their respective Subsidiaries or Affiliates regarding any of the Acquired Assets. 4

“Break-Up Fee” has the meaning set forth in Section 5.4(a). “Broadway Inventory, Cash and Prepaid Amount” has the meaning set forth in Section 2.3(a)(ii). “Broadway Store” means the Store operated by Sellers at 2131 Broadway, New York, NY 10023. “Business” means the operation of the Stores, the Harlem Lot and the PDC by Sellers. “Business Day” means any day, other than a Saturday, Sunday and any day which is a legal holiday under the Laws of the State of New York or is a day on which banking institutions located in the State of New York are authorized or required by Law or other governmental action to close. “Buyer” has the meaning set forth in the preamble. “Buyer Carve Out” means a decree from the Bankruptcy Court that the collateral securing any claim of any holder of a Lien against the assets of the Sellers shall be used to pay the Termination Payment, and any of Buyer’s Damages, in accordance with this Agreement. “Buyer 401(k) Plan” has the meaning set forth in Section 6.4(d). “Buyer Proration Amount” has the meaning set forth in Section 2.8(d). “Cash Equivalents” means cash, checks, money orders, funds in time and demand deposits or similar accounts, marketable securities, short-term investments, and other cash equivalents and liquid investments. “Cash Purchase Price” has the meaning set forth in Section 2.3(a). “Chelsea Inventory, Cash and Prepaid Amount” has the meaning set forth in Section 2.3(a)(viii). “Chelsea Store” means the Store operated by the Sellers at 766 6th Avenue, New York, NY 10010. “Claim” has the meaning set forth in section 101(5) of the Bankruptcy Code. “Closing” has the meaning set forth in Section 2.4. “Closing Date” has the meaning set forth in Section 2.4. “COBRA” has the meaning set forth in Section 6.4(g). “Code” means the U.S. Internal Revenue Code of 1986, as amended. “Collective Bargaining Agreement” shall mean each collective bargaining agreement, labor contract or memorandum of understanding entered into with a union governing the terms and conditions of employment of a Covered Employee. 5

“Company” has the meaning set forth in the preamble. “Competing Bid” has the meaning set forth in Section 5.4(b). “Confidentiality Agreement” means the confidentiality agreement, dated as of October 14, 2019, by and between the Company and Buyer. “Contract” means any agreement, contract, license, arrangement, commitment, promise, obligation, right, instrument, document or other similar understanding, which in each case is in writing and signed by parties intending to be bound thereby. “Contracting Parties” has the meaning set forth in Section 9.14. “Covered Employee” means an employee of the Company or any of its Subsidiaries at the Closing whose duties relate primarily to the Business, including such employees who are on short- term disability, long-term disability, military leave, or any other approved leave of absence as of the Closing. “Cure Costs” means all amounts payable in order to cure any monetary defaults required to be cured under section 365(b)(1) of the Bankruptcy Code or otherwise to effectuate, pursuant to the Bankruptcy Code, the assumption by the applicable Seller and assignment to Buyer of the Transferred Contracts; provided, however, that Cure Costs shall not include obligations under Transferred Contracts which constitute administrative expenses in the Bankruptcy Cases, and provided, further, however, that with respect to each Assumed Lease, the Cure Costs shall not exceed the sum of one month’s rent (including any related common area maintenance charges or taxes for such period) with respect thereto. “Damages” means any actual losses, claims, liabilities, debts, damages, fines, penalties or costs (in each case, including reasonable out-of-pocket expenses). “Decree” means any judgment, decree, ruling, injunction, assessment, attachment, undertaking, award, charge, writ, executive order, administrative order, or any other order of any Governmental Authority. “Disclosure Schedule” has the meaning set forth in Article III. “Employee Benefit Plans” has the meaning set forth in Section 3.9(a). “Environmental Law” means any applicable Law relating to the protection of the environment or natural resources, including the use, handling, transportation, treatment, storage, disposal, release or threat of release or discharge of Hazardous Materials. “Environmental Permit” means any Permit that is required by a Governmental Authority under any Environmental Law and necessary to operate the Business as of the Agreement Date. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. “Escrow Agent” means Citibank, N.A. 6

“Escrow Agreement” means that certain Escrow Agreement, dated as of the date hereof, by and among Sellers, Buyer, and the Escrow Agent, a copy of which is attached hereto as Exhibit A. “Escrow Amount” has the meaning set forth in Section 2.3(b). “Excluded Assets” means, without duplication, all assets of Sellers as of the Closing that are not expressly included in the Acquired Assets, including: (a) any of Sellers’ other supermarkets, distribution centers, administrative offices and facilities, and all assets or properties located thereon or otherwise related thereto that are not identified as Acquired Assets; (b) any asset of Sellers that is (i) not located in the Stores, the Harlem Lot or the PDC and not Related to the Business or (ii) inseparable from any other business of Sellers or any of their Affiliates (other than the Business), in each case, including (A) organizational documents, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, stock certificates, and other documents relating to Sellers’ organization, maintenance, existence, and operation; (B) books and records related to (1) Taxes paid or payable by Sellers or (2) any claims, obligations or liabilities not included in Assumed Liabilities; and (C) any Tax refund, deposit, prepayment, credit, attribute, or other Tax asset of or with respect to any of the Sellers; (c) all capital stock of the Company or any of the Company’s Subsidiaries; (d) all Cash Equivalents (other than the Per Store Cash Closing Balances) and accounts receivable; (e) all Permits that are not part of the Acquired Assets as provided herein; (f) all insurance policies and binders and all rights thereunder, including all rights to recoveries, refunds and credits and to make claims thereunder; (g) all of Sellers’ rights under this Agreement or any Related Agreement; (h) all of Sellers’ rights under any Contracts related to any Excluded Asset, unless such Contract is a Transferred Contract; (i) any and all automobiles, trucks, tractors, and trailers; (j) any other rebate, payment, reimbursement or refund arising from the Business prior to the Closing; (k) other than the right to use or possess any property which is the subject of a Transferred Contract, all leased equipment located at or used in the Stores; (l) any assets or other funding vehicle related to any Employee Benefit Plan; 7

(m) the Furnishings and Equipment described on Section 1.1 of the Disclosure Schedule under the heading “Excluded Furnishings and Equipment” (the “Excluded Furnishings and Equipment”); (n) all (i) books and records that Sellers are required by Law to retain or that Sellers determine are necessary or advisable to retain; provided, however, that Buyer shall have the right to make copies of any portions of such retained books and records Related to the Business, Acquired Assets or Assumed Liabilities, or Transferred Employees; (ii) information management systems of Sellers, other than point of sale systems and Inventory management systems or any other systems serving the Stores or the PDC; (iii) documents relating to proposals to acquire the Business by Persons other than Buyer; and (iv) personnel files for Covered Employees who are not hired by Buyer; (o) all Contracts other than the Transferred Contracts; (p) all Excluded Inventory; (q) all claims, proceeds, causes of action, choses in action, rights of recovery and rights of set-off of any kind against any Person arising out of or relating to the Acquired Assets in connection with events occurring on or before the Closing (other than any Claims arising from any warranties or guarantees that are Acquired Assets, or any proceeds explicitly contemplated to be transferred to Buyer hereunder) including those arising under chapter 5 of the Bankruptcy Code; (r) all customer data and information derived from branded loyalty promotion or co-branded credit card programs and other similar information related to customer purchases at the Stores; (s) adequate assurance deposits posted in accordance with section 366 of the Bankruptcy Code; (t) those items set forth on Section 1.1 of the Disclosure Schedule under the heading “Excluded Assets”; and (u) any Employee Benefit Plan, pension plan or other employee agreement other than a Modified Labor Agreement. “Excluded Furnishings and Equipment” has the meaning set forth in the definition of Excluded Assets. “Excluded Inventory” means the following inventory of goods, merchandise or other inventory of Sellers located at the Stores or the PDC: (a) damaged, obsolete or unsalable items, including items which have passed their ‘sell by’ date; (b) any scanned based traded merchandise (including greeting cards and magazines) or merchandise held on consignment; (c) any seasonal or holiday item for any season or holiday which will not occur within 120 days after the Closing Date; (d) any inventory item that, as of the Closing Date, is not transferable under applicable Law; and (e) or any Inventory that, during the seven (7) day period prior to the Closing Date, is transferred to a Store from any other retail facility operated by Sellers or their Affiliates as of the date hereof. 8

“Excluded Liabilities” means, without duplication, any Liability which is not an Assumed Liability, including the following Liabilities of Sellers: (a) any Liability not relating to or arising out of the Business or the Acquired Assets, including any Liability exclusively relating to or exclusively arising out of the Excluded Assets; (b) any Liability of Sellers for Taxes (except as provided for in Section 2.8 and Section 6.5 or constituting Cure Costs); (c) all indebtedness of Sellers for borrowed money, all accounts payable (except for Cure Costs), and any Claims against Sellers that are not Assumed Liabilities); (d) all Liabilities of Sellers under this Agreement or any Related Agreement and the transactions contemplated hereby or thereby; (e) any Liability of any Seller or any of its Affiliates under any Employee Benefit Plan, Multiemployer Plan, or other pension or benefit plan, unless expressly included herein or otherwise agreed to be assumed in writing by Buyer; and (f) any Liability relating to the Harlem Store. “Furnishings and Equipment” means all fixtures, trade fixtures, store models, shelving, and refrigeration equipment owned by Sellers and located at the Stores, including those items listed on Section 1.1 of the Disclosure Schedule under the headings “Furnishings and Equipment”. “GAAP” means United States generally accepted accounting principles consistently applied. “Governmental Authority” means any federal, state, local, or foreign government or governmental or regulatory authority, agency, board, bureau, commission, court, department, or other governmental entity (including the IRS). “Harlem Lot” means the property leased by Seller at 2288-2312 12th Avenue, New York, New York 10027. “Harlem Store” means the Store operated by a Seller at 2328 12th Avenue, New York, NY 10027. “Hazardous Materials” means any substance, material or waste that is defined or regulated as “hazardous,” “toxic,” “radioactive,” a “pollutant,” a “contaminant” or words of similar regulatory effect under any applicable Environmental Law, including asbestos, polychlorinated biphenyls, radioactive materials, petroleum and petroleum by-products and distillates. “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976. “Independent Accounting Firm” has the meaning set forth in Section 2.7. 9

“Intellectual Property” means: (a) all issued patents and patent applications, together with all reissuances, continuations, continuations-in-part, divisionals, extensions and reexaminations thereof; (b) all trademarks, service marks, trade dress, logos, trade names, and Internet domain names, together with all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith (“Marks”); (c) all copyrights, together with all registrations and applications for registration therefor and renewals in connection therewith; (d) all trade secrets, know-how, technology, improvements, and inventions; and (e) all computer software (including data and databases). “Interest Rate” means the prime lending rate reported by the Wall Street Journal as of the date of the payment was due plus one and one-half percent (1.5%) per month (or, if lower, the maximum interest rate allowed by law), compounded monthly, until the date such payment is made. “Interim Cash” has the meaning set forth in Section 2.6(g). “Inventory” means all inventory of goods, merchandise, food, beverages, Supplies, tobacco inventory and other products (including, to the extent transferable to Buyer pursuant to the transactions contemplated hereby and under applicable Law, alcohol and other alcoholic beverages), in each case, that is offered for sale to customers at the Stores and owned by Sellers, other than Excluded Inventory. “Inventory Count” has the meaning set forth in Section 2.6(a). “Inventory Date” has the meaning set forth in Section 2.6(a). “Inventory Purchase Price” has the meaning set forth in Section 2.6(b). “Inventory Taker” has the meaning set forth in Section 2.6(a). “IP Assignment and Assumption Agreement” has the meaning set forth in Section 2.5(a)(iv). “IRS” means the U.S. Internal Revenue Service. “Kips Bay Inventory, Cash and Prepaid Amount” has the meaning set forth in Section 2.3(a)(vi). “Kips Bay Store” means the Store operated by Sellers at 550 2nd Avenue, New York, NY 10016. “Knowledge of Sellers” means the actual knowledge of the individuals identified on Section 1.1 of the Disclosure Schedule under the heading “Knowledge Parties”. “Law” means any constitution applicable to, and any statute, treaty, code, rule, regulation, ordinance, or legally binding requirement of, any Governmental Authority. 10

“Lease” means a lease, sublease, license, concession, option, contract, extension letter, easement, reciprocal easement, assignment, termination agreement, subordination agreement, nondisturbance agreement, estoppel certificate or other agreement (written or oral), and any amendments or supplements to the foregoing, and recorded memoranda of any of the foregoing. “Lease Assignment and Assumption Agreements” has the meaning set forth in Section 2.5(a)(iii). “Liability” means any liability or obligation of whatever kind or nature (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated and whether due or to become due) regardless of when arising. “Lien” means any mortgage, pledge, lien, charge, Claim, security interest, option, right of first refusal, easement, security agreement or other encumbrance or restriction on the use or transfer of any property; provided, however, that “Lien” shall not be deemed to include any license of Intellectual Property. “Loss” has the meaning set forth in Section 2.10(a). “Malware Attack” means an unauthorized intrusion into any of Sellers’ computer systems occurring after January 22, 2020, for purposes of interfering with Sellers’ access to the information on such computer systems. “Material Adverse Effect” means any effect or change that has a material adverse effect on the condition of the Acquired Assets or the Business, taken as a whole, other than any effects or changes arising from or related to, (a) general business or economic conditions in any of the geographical areas in which the Stores operate, (b) any condition or occurrence affecting retail grocery generally, (c) national or international political or social conditions, including the engagement by any country in hostilities, whether commenced before or after the date hereof and whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack, (d) financial, banking, or securities markets (including any disruption thereof or any decline in the price of securities generally or any market or index), (e) the occurrence of any act of God or other calamity or force majeure events (whether or not declared as such), including any natural disaster, fire, flood, hurricane, tornado, or other weather event, (f) changes in Law or accounting rules, (g) the taking of any action contemplated by this Agreement or any Related Agreement or taken with the consent of the other Party, (h) any effects or changes as a result of the announcement or pendency of this Agreement, (i) any filing or motion made under sections 1113 or 1114 of the Bankruptcy Code, (j) the sale of the Excluded Assets to any third parties by any Seller or any of its Affiliates, (k) any effects or changes arising from or related to the breach of the Agreement by Buyer, (l) any failure by Sellers to meet internal or published projections, estimates or forecasts of revenues, earnings or other measures of financial or operating performance by any period, (m) the failure of Sellers to obtain any consent, permit, authorization, waiver or approval required in connection with the transactions contemplated hereby, (n) any items set forth in the Disclosure Schedule, or (o) any matter of which Buyer is aware on the date hereof (provided, that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded by this clause (o), except in the case of the foregoing clauses (a), 11

(b), (c) or (f), to the extent such effect or change is (or would reasonably be expected to be) disproportionately adverse with respect to the Acquired Assets or the Business, in each case, taken as a whole, compared to other Persons in the industry in which Sellers conduct the Business, but, in such case, only the incremental disproportionate impact of such effects, changes, conditions, circumstances, developments or events shall be taken into account in determining whether a “Material Adverse Effect” has occurred). “Modified Labor Agreement” means a new collective bargaining agreement with an Affected Union that is entered into by Buyer and an Affected Union. “Monthly Prorated Charges” has the meaning set forth in Section 2.8(a). “Multiemployer Plan” has the meaning set forth in Section 3.9(c). “Net Prorated Charges” has the meaning set forth in Section 2.8(d). “Non-Party Affiliates” has the meaning set forth in Section 9.14. “Order” means any order, judgment, injunction, ruling, writ, award or Decree of any Governmental Authority. “Ordinary Course of Business” means the ordinary and usual course of normal day to day operations of the Business through the date hereof consistent with past practice. “Outside Date” has the meaning set forth in Section 8.1(b)(ii). “Party” and “Parties” have the meanings set forth in the preamble. “PDC” has the meaning set forth in the preamble. “PDC Assets” has the meaning set forth in Section 2.3. “PDC Inventory, Cash and Prepaid Amount” has the meaning set forth in Section 2.3(a)(x). “Per Store Cash Closing Balance” has the meaning set forth in the definition of Acquired Assets. “Permit” means any franchise, approval, permit, license, order, registration, certificate, variance or similar right obtained from any Governmental Authority. “Permitted Lien” means: (a) Liens for Taxes not yet due and payable; (b) mechanic’s, workmen’s, repairmen’s, carrier’s or other similar Liens, including all statutory liens, arising or incurred in the Ordinary Course of Business (in an aggregate amount not to exceed $250,000); (c) with respect to leased or licensed real or personal property, the terms and conditions of the lease, license, sublease or other occupancy agreement applicable thereto; (d) with respect to real property, zoning, building codes and other land use Laws regulating the use or occupancy of such real property or the activities conducted thereon which are imposed by any Governmental Authority having jurisdiction over such real property; (e) easements, covenants, conditions, 12 restrictions and other similar matters affecting title to real property and other encroachments and title and survey defects that do not or would not reasonably be expected to have a Material Adverse Effect; (f) matters that would be disclosed on an accurate survey of the real property; (g) Liens shown in any title commitment, report or policy, or otherwise of record, other than Liens arising under the UCC, Liens securing any judgment, or any Lien securing the payment of money; (h) Liens arising out of, under or in connection with this Agreement or any Related Agreement; and (i) Liens created by or through, or resulting from, any facts or circumstances relating to Buyer or its Affiliates. “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or any other entity, including any Governmental Authority or any group of any of the foregoing. “Prepaid Expenses” has the meaning set forth in the definition of Acquired Assets. “Prepaid Expenses Amount” means aggregate amount of all Prepaid Expenses. “Proceeding” means any action, cause of action, suit, claim, investigation, audit, demand, hearing or proceeding, whether civil, criminal, administrative, or arbitral, whether at Law or in equity and whether before any Governmental Authority. “Proposal” has the meaning set forth in Section 6.3. “Prorated Charges” means (a) the Monthly Prorated Charges, (b) the non-monthly real estate related payments prorated pursuant to Section 2.8(b) and (c) the real estate Taxes and assessments and other Taxes (other than Transfer Taxes), in each case, (i) imposed upon or assessed directly against the Acquired Assets as of the Closing (including personal property Taxes and similar Taxes), in each case, for the Tax period in which the Closing occurs and (ii) prorated pursuant to Section 2.8(c). “Proration Period” has the meaning set forth in Section 2.8(c). “Purchase Price” has the meaning set forth in Section 2.3(a). “Purchase Price Allocation” has the meaning set forth in Section 2.7. “Related Agreements” means the Bill of Sale, the Assignment and Assumption Agreement, the IP Assignment and Assumption Agreement, and the Lease Assignment and Assumption Agreements. “Related Orders” has the meaning set forth in Section 5.4(c). “Related to the Business” means used or held for use exclusively in the operation of the Stores by a Seller or, in the case of a Liability, to the extent accrued, reserved or incurred in connection with the operation of the Stores by a Seller. “Representative” means, when used with respect to a Person, the Person’s controlled Affiliates (including Subsidiaries) and such Person’s and any of the foregoing Persons’ respective 13 officers, directors, managers, members, stockholders, partners, employees, agents, incorporators, representatives, advisors (including financial advisors, bankers, consultants, legal counsel, and accountants), and financing sources. “Seller 401(k) Plan” has the meaning set forth in Section 6.4(d). “Sale Hearing” means a hearing before the Bankruptcy Court to approve this Agreement and the Sale Order. “Sale Order” means an order of the Bankruptcy Court in form and substance reasonably satisfactory to the Parties (a) approving (i) this Agreement and the execution, delivery, and performance by Sellers of this Agreement and the other instruments and agreements contemplated hereby; (ii) the sale of the Acquired Assets to Buyer free and clear of all Liens and Claims, other than any Permitted Liens or any Assumed Liabilities; (iii) the assumption of the Assumed Liabilities by Buyer on the terms set forth herein; and (iv) the assumption and assignment to Buyer of the Transferred Contracts on the terms set forth herein; (b) determining that Buyer is a good faith Buyer, and that Buyer is not a successor to the Sellers for any purpose; and (c) providing that the Closing will occur in accordance with the terms and conditions hereof. “Seller Marks” has the meaning set forth in the definition of “Acquired Assets”. “Seller Proration Amount” has the meaning set forth in Section 2.8(d). “Sellers” has the meaning set forth in the preamble. “Store” and “Stores” have the meanings set forth in the recitals. For purposes of Sections 2.6 and 5.1(c) of this Agreement, the Harlem Parking Lot shall be excluded from Stores. “Subsidiary” means, with respect to any Person, on any date, any other Person (a) the accounts of which would be consolidated with and into those of the applicable Person in such Person’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date or (b) of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power or, in the case of a partnership, more than fifty percent (50%) of the general partnership interests or more than fifty percent (50%) of the profits or losses are, as of such date, owned, controlled or held by such Person or one or more subsidiaries of such Person. “Supplies” shall mean cleaning supplies (including materials, solutions and waxes), small wares, office supplies, production supplies and any similar items at the Stores. “Tax” or “Taxes” means any United States federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, whether computed on a separate or consolidated, unitary or combined basis or in any other manner, including any interest, penalty or addition thereto, whether disputed or not. 14

“Tax Return” means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof. “Termination Payment” has the meaning set forth in Section 5.4(a). “Transfer Tax” has the meaning set forth in Section 6.5. “Transferred Contracts” has the meaning set forth in the definition of “Acquired Assets”. “Transferred Employee” has the meaning set forth in Section 6.4(a). “Treasury Regulations” means the regulations promulgated by the U.S. Department of the Treasury under the Code, including proposed and temporary regulations. “UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York. “WARN Act” means, collectively, the Worker Adjustment and Retraining Notification Act of 1989 and any similar state or local Law. “86th Street Inventory, Cash and Prepaid Amount” has the meaning set forth in Section 2.3(a)(iv). “86th Street Store” means the Store operated by Sellers at 240 East 86th Street, New York, NY 10028. Section 1.2 Interpretations. Unless otherwise indicated herein to the contrary: (a) When a reference is made in this Agreement to an Article, Section, Exhibit, Schedule, clause or subclause, such reference shall be to an Article, Section, Exhibit, Schedule, clause or subclause of this Agreement. (b) The words “include,” “includes” or “including” and other words or phrases of similar import, when used in this Agreement, shall be deemed to be followed by the words “without limitation.” (c) The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement. (d) The word “if” and other words of similar import shall be deemed, in each case, to be followed by the phrase “and only if.” (e) The use of “or” herein is not intended to be exclusive. (f) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Whenever the context may require, any pronouns used 15 herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice versa. (g) All terms defined in this Agreement have their defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein. (h) References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any Contract are to that Contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References herein to a Person are also to its successors and permitted assigns. Any reference herein to a Governmental Authority shall be deemed to include reference to any successor thereto. (i) Any reference herein to “Dollars” or “$” shall mean United States dollars. (j) The specification of any dollar amount in the representations, warranties, or covenants contained in this Agreement is not intended to imply that such amounts or higher or lower amounts are or are not material, and Buyer shall not use the fact of the setting of such amounts in any dispute or controversy between the Parties as to whether any obligation, item, or matter is or is not material. (k) References in this Agreement to materials or information “furnished to Buyer” and other phrases of similar import include all materials or information made available to Buyer or its Representatives in the data room prepared by Sellers or provided to Buyer or its Representatives in response to requests for materials or information. (l) References from or through any date means, unless otherwise specified, from and including or through and including such date, respectively. References to “days” shall refer to calendar days unless Business Days are specified. If any period expires on a day which is not a Business Day or any event or condition is required by the terms of this Agreement to occur or be fulfilled on a day which is not a Business Day, such period shall expire or such event or condition shall occur or be fulfilled, as the case may be, on the next succeeding Business Day. (m) Unless the context otherwise requires, the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not simply mean “if.” ARTICLE II PURCHASE AND SALE Section 2.1 Purchase and Sale of Acquired Assets. On the terms and subject to the conditions set forth in this Agreement, at the Closing, Buyer will purchase from Sellers, and Sellers will sell, transfer, assign, convey, and deliver to Buyer, all of the Acquired Assets free and clear of Liens or Claims to the maximum extent permitted under applicable bankruptcy law, except for Permitted Liens. 16

Section 2.2 Assumed Liabilities. On the terms and subject to the conditions set forth in this Agreement, as partial consideration for the Acquired Assets, Buyer shall, effective as of the Closing, assume all Assumed Liabilities. Buyer agrees to pay, perform, honor, and discharge, or cause to be paid, performed, honored and discharged, all Assumed Liabilities in a timely manner in accordance with the terms thereof, including paying or causing to be paid, at or prior to the Closing, all Cure Costs. Section 2.3 Consideration; Deposit; Escrow Amount. (a) The consideration for the Acquired Assets shall be (i) an aggregate Dollar amount equal to the sum of (A) seventy-six million two hundred thousand dollars ($76,200,000) (subject to adjustment pursuant to the final sentence of this Section 2.3(a)) (the “Cash Purchase Price”), plus (B) the Seller Proration Amount, if any, plus (C) Cure Costs, if any, minus (D) the Buyer Proration Amount, if any (such calculation, the “Purchase Price”) and (ii) Buyer’s assumption of the Assumed Liabilities. The Cash Purchase Price is allocated among the Stores, the Harlem Lot and the PDC as follows: (i) $27,000,000 to the Broadway Store; (ii) $1,890,000 (the “Broadway Inventory, Cash and Prepaid Amount”) (subject to adjustment pursuant to the final sentence of this Section 2.3(a)) to the Inventory, Per Store Cash Closing Balances and Prepaid Expenses attributable to the Broadway Store; (iii) $27,000,000 to the 86th Street Store; (iv) $1,400,000 (the “86th Street Inventory, Cash and Prepaid Amount”) (subject to adjustment pursuant to the final sentence of this Section 2.3(a)) to the Inventory, Per Store Cash Closing Balances and Prepaid Expenses attributable to the 86th Street Store; (v) $2,600,000 to the Kips Bay Store; (vi) $1,420,000 (the “Kips Bay Inventory, Cash and Prepaid Amount”) (subject to adjustment pursuant to the final sentence of this Section 2.3(a)) to the Inventory, Per Store Cash Closing Balances and Prepaid Expenses attributable to the Kips Bay Store; (vii) $100,000 to the Harlem Lot; (viii) $0.00 to the Chelsea Store; (ix) $920,000 (the “Chelsea Inventory, Cash and Prepaid Amount”) (subject to adjustment pursuant to the final sentence of this Section 2.3(a)) to the Inventory, Per Store Cash Closing Balances and Prepaid Expenses attributable to the Chelsea Store; (x) $4,868,000 to the PDC; (xi) $3,060,000 (the “PDC Inventory, Cash and Prepaid Amount”) (subject to adjustment pursuant to the final sentence of this Section 2.3(a)) to the Inventory, Per Store Cash Closing Balances and Prepaid Expenses attributable to the PDC. 17

(xii) $4,100,000 to the Pelham Store; and (xiii) $1,842,000 (the “Pelham Inventory, Cash and Prepaid Amount”) (subject to adjustment pursuant to the final sentence of this Section 2.3(a)) to the Inventory, Per Store Cash Closing Balances and Prepaid Expenses attributable to the Pelham Store. After the completion of the Inventory Count, to the extent the amounts of Inventory, Per Store Cash Closing Balances or Prepaid Expenses delivered by Sellers to Buyer at Closing are less than or greater than the applicable amounts set forth in clause (ii), (iv) (vi), (ix), (xi), or (xiii) above, the Cash Purchase Price shall be increased or decreased, as applicable, by such amount on a dollar for dollar basis. The Broadway Inventory, Cash and Prepaid Amount, the 86th Street Inventory, Cash and Prepaid Amount, the Kips Bay Inventory, Cash and Prepaid Amount, the Chelsea Inventory, Cash and Prepaid Amount, the PDC Inventory, Cash and Prepaid Amount, or Pelham Inventory, Cash and Prepaid Amount shall be then so adjusted, provided, that in the event Buyer elects to remove the Leases for the Harlem Lot in accordance with Section 1.1(c) Sellers shall elect to (A) deem all Acquired Assets that, as reasonably determined by Sellers, relate solely to the Harlem Parking Lot (collectively, the “Harlem Parking Lot Assets”), as Excluded Assets, and (B) decrease the Cash Purchase Price by $100,000. In consideration for Buyer agreeing at the Auction to offer employment to all of the Covered Employees at the Stores (as provided in Section 6.4(a)), the Cash Purchase Price shall be further reduced by $200,000. (b) Upon the execution of this Agreement, pursuant to the terms of the Escrow Agreement, Buyer shall, within one (1) Business Day following the date hereof, deposit with the Escrow Agent the sum equal to the difference between 10% of the Cash Purchase Price and six million eight hundred thousand dollars ($6,860,000), which has previously been deposited by Buyer with the Escrow Agent, by wire transfer of immediately available funds (the “Escrow Amount”), to be released by the Escrow Agent and delivered to either Buyer or Sellers, in accordance with the provisions of the Escrow Agreement. Pursuant to the Escrow Agreement, the Escrow Amount (together with all accrued investment income thereon, if any) shall be distributed as follows: (i) if the Closing shall occur, the Escrow Amount shall be paid to Sellers and applied towards the Purchase Price payable by Buyer to Sellers under Section 2.3(a) and all accrued investment income thereon, if any, shall be delivered to Buyer at the Closing; (ii) if this Agreement is terminated by Sellers pursuant to Section 8.1(d) (subject to Buyer’s right to contest the validity of Seller’s termination) the Escrow Amount, together with all accrued investment income thereon, if any, shall be delivered to Sellers; or (iii) if this Agreement is terminated for any reason other than by any Seller pursuant to Section 8.1(d), the Escrow Amount, together with all accrued investment income thereon, shall in each case be returned to Buyer. 18

Section 2.4 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Weil, Gotshal & Manges LLP located at 767 Fifth Avenue, New York, New York (or such other location as shall be mutually agreed upon by Sellers and Buyer) (the “Closing Date”), as soon as reasonably practicable, and in no event later than three (3) Business Days, following the date upon which the last to be satisfied or waived of each of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) shall have been satisfied or waived in accordance with this Agreement; provided, however, that Buyer or Sellers may extend the Closing Date to a date not later than May 6, 2020, if in either Buyer’s or Sellers’ reasonable judgment it is necessary to do so to accommodate issues that exist due to the effects of the virus known as COVID-19 (in which case the Outside Date shall be extended for a concurrent period), by providing written notice of such extension no later than April 30, 2020. For purposes of this Agreement and the transactions contemplated hereby, the Closing will be deemed to occur and be effective, and title to and risk of loss associated with the Acquired Assets, shall be deemed to occur at 12:01 am, New York City time, on the Closing Date. Section 2.5 Closing Payments and Deliveries. (a) At the Closing, Sellers will deliver or cause to be delivered to Buyer the following: (i) a duly executed Bill of Sale substantially in the form of Exhibit B (the “Bill of Sale”); (ii) a duly executed Assignment and Assumption Agreement substantially in the form of Exhibit C (the “Assignment and Assumption Agreement”); (iii) a duly executed Assignment and Assumption of Lease for each of the Assumed Leases substantially in the form of Exhibit D (each a “Lease Assignment and Assumption Agreement” and collectively, the “Lease Assignment and Assumption Agreements”); (iv) a duly executed IP Assignment and Assumption Agreement substantially in the form of Exhibit E (the “IP Assignment and Assumption Agreement”); (v) an executed certificate of non-foreign status from each Seller in compliance with Treasury Regulations Section 1.1445-2; (vi) a duly executed certificate from an officer of each Seller to the effect that each of the conditions specified in Section 7.2(a) and Section 7.2(b) is satisfied; and (vii) all keys, passwords and codes necessary to access the Stores, the Harlem Lot and the PDC, each of which shall be delivered in person at the Closing. (b) At the Closing, Buyer will deliver or cause to be delivered to Sellers the following: 19

(i) the Purchase Price (less the Escrow Amount, which shall be released to Sellers by the Escrow Agent), by wire transfer of immediately available funds, to an account or accounts as directed by Sellers; (ii) the Bill of Sale duly executed by Buyer; (iii) the Assignment and Assumption Agreement duly executed by Buyer; (iv) the Lease Assignment and Assumption Agreements duly executed by Buyer; (v) the IP Assignment and Assumption Agreement duly executed by Buyer; and (vi) a duly executed certificate from an officer of Buyer to the effect that each of the conditions specified in Section 7.3(a) and Section 7.3(b) are satisfied. Section 2.6 Inventory. (a) A physical count of the Inventory, and calculation of the value thereof, at each of the Stores and the PDC (the “Inventory Count”) shall be made by a nationally-recognized, independent inventory service (the “Inventory Taker”) selected and engaged by Sellers, and reasonably acceptable to Buyer, no more than two (2) days prior to the anticipated Closing Date, or on such other date as the Parties may mutually agree (the date of such physical count being the “Inventory Date”). The Inventory Taker shall conduct the physical count of the Inventory in accordance with instructions set forth in Section 2.6 of the Disclosure Schedule and otherwise in accordance with the terms and conditions of this Section 2.6 and the usual and customary practices of the industry (and according to the Inventory Taker’s established inventory policies and procedures, copies of which shall be furnished to Buyer and Sellers prior to the Inventory Date). (b) The fees and expenses of the Inventory Taker shall be borne fifty percent (50%) by Buyer and fifty percent (50%) by Sellers. The physical inventory (and the Inventory Purchase Price to be paid by Buyer for the Inventory) shall not include Inventory that is Excluded Inventory. The Inventory Taker shall value all Inventory carried in the Stores and the PDC on the Inventory Date, excluding the Excluded Inventory (but including any portion or all of the Excluded Inventory that Buyer deems Inventory), at the percentages set forth on Section 2.6(b) of the Disclosure Schedule (such value, the “Inventory Purchase Price”). Except for the Excluded Inventory, all merchandise received at each Store and the PDC prior to the commencement of the physical count of the Inventory at such Store and the PDC must be included in the inventory taking process, and shall be set forth on the Inventory Count. (c) Buyer, on the one hand, and Sellers collectively, on the other hand, shall each appoint a Representative to be present during the physical count of the Inventory. At an agreed-upon date and time no later than one (1) day prior to the start of the physical count of the Inventory at a Store and the PDC, such Representatives shall tour the Store and the PDC to agree upon items of Excluded Inventory and to ensure segregation of such items from the Inventory to be counted in connection with the physical count at the Store or the PDC. Such Representatives 20 shall cooperate in good faith to agree on the inclusion of any item of merchandise as Inventory and/or the valuation of any such item of Inventory. In the event that such Representatives do not agree on the value of the Inventory for any Store or the PDC because such Representatives disagree as to whether certain items should be counted as Excluded Inventory or as to Sellers’ cost of Inventory, the opinion of the Inventory Taker shall be final and binding. (d) The Inventory Count shall (i) be summarized for each Store and the PDC using an inventory certificate to be provided by the Inventory Taker, which must be executed by a Representative of Buyer and a Representative of Sellers prior to either such Representative leaving the applicable Store and the PDC and (ii) show the total cost of the Inventory for each Store and the PDC determined in the manner provided in Section 2.6(b) of the Disclosure Schedule. (e) Buyer shall make application to the applicable authorities to transfer any alcohol and alcoholic beverages included in the Inventory to Buyer, and any such application shall be made promptly after the execution of this Agreement and shall be diligently pursued by Buyer, at Buyer’s sole cost and expense. Sellers, at no out-of-pocket cost or expense to Sellers, shall reasonably cooperate with Buyer and use their commercially reasonable efforts to (i) obtain the issuance of temporary licenses to sell any alcohol and alcoholic beverages included in the Inventory, (ii) provide any documents or information necessary to assist in effectuating said transfer, (iii) to the extent required by law, surrender their existing licenses to sell alcohol and alcoholic beverages, and (iv) and execute such consents or other papers as may reasonably be required to effectuate (i)-(iv) of this subsection. (f) Notwithstanding Sellers’ obligations in Section 5.1 to conduct the Business in the Ordinary Course of Business, Sellers may sell down Excluded Inventory without replenishment prior to the applicable Inventory Date for each Store and the PDC. (g) Immediately on completion of the Inventory Count, (i) all receipts from Inventory sold shall become property of Buyer (the “Interim Cash”) except as required by applicable Law, Sellers shall grant Buyer access to the Stores and the PDC to begin provisioning the Stores and the PDC with Buyer’s goods, all of which shall remain the property of Buyer until the Closing. If the Closing does not occur for any reason, Buyer shall be entitled to remove its goods from the Stores and the PDC and the Interim Cash shall be paid to Sellers. (h) The Parties shall meet at a mutually agreed date between fourteen (14) and seven (7) days prior to the Closing to review the status of the Inventory and the valuation methodology to be employed by the Inventory Taker. The Parties shall in good faith seek to cause the Inventory Count to be conducted outside of normal business hours, and to schedule the Closing on the first Business Day after completion of the Inventory Count. Section 2.7 Allocation; Dispute Resolution. Buyer and Sellers agree to allocate the Purchase Price (as finally determined hereunder) and the Assumed Liabilities among the Acquired Assets in accordance with Section 1060 of the Code and the Treasury Regulations thereunder (the “Allocation Principles”), provided, however, that for the purposes of this Section 2.7, the Parties shall not be required to allocate the Purchase Price among the Stores, the Harlem Lot, the Intellectual Property or the PDC in accordance with Section 2.3(a). No later than thirty (30) days after the Closing Date, Sellers shall deliver to Buyer an allocation of the Purchase Price and the 21

Assumed Liabilities as of the Closing Date among the Acquired Assets, determined in a manner consistent with the Allocation Principles (the “Purchase Price Allocation”) for Buyer’s review and comment. Any reasonable comments provided by Buyer to Sellers under this Section 2.7 within thirty (30) days of the delivery of the Purchase Price Allocation shall be considered by Sellers in good faith. If Buyer agrees in writing with the Purchase Price Allocation or fails to provide comments to the Purchase Price Allocation within thirty (30) days following receipt thereof from Seller, the Purchase Price Allocation shall be conclusive and binding on the Parties. If the Parties are unable to agree on the Purchase Price Allocation after good faith consultation, the matters in dispute shall be referred for resolution to a nationally recognized accounting firm reasonably acceptable to Sellers and Buyer (in either case, the “Independent Accounting Firm”), the expenses (including engagement fees) of which shall be borne equally by Buyer, on the one hand, and Sellers collectively, on the other hand. The Independent Accounting Firm shall resolve any disputed matters as promptly as practicable, and the Independent Accounting Firm’s decision with respect to any such matter shall be conclusive and binding on the Parties. None of the Parties will take any position inconsistent with the Purchase Price Allocation on any Tax Return or in any audit or Tax proceeding, in each case, unless otherwise required by applicable Law or by a final determination by a Governmental Authority. Notwithstanding any other provision of this Agreement, the terms and provisions of this Section 2.7 shall survive the Closing without limitation. Section 2.8 Proration. (a) On the Closing Date all monthly payments for the month in which the Closing occurs (including base rent, common area maintenance fees, and utility charges) under the Assumed Leases transferred at the Closing (the “Monthly Prorated Charges”) shall be apportioned and prorated between Sellers and Buyer as of the Closing Date with (i) Buyer bearing the expense of Buyer’s proportionate share of such Monthly Prorated Charges that shall be equal to the product obtained by multiplying (A) a fraction, the numerator being the amount of the Monthly Prorated Charges under the applicable Assumed Lease and the denominator being the total number of days in the lease month in which the Closing occurs, times (B) the number of days in such lease month following the day that immediately precedes the Closing Date, and (ii) Sellers bearing the remaining portion of such Monthly Prorated Charges. (b) As to all non-monthly real estate related payments, including the percentage rent payable under any Assumed Lease, the same shall be apportioned between Sellers and Buyer as of 12:01 a.m. on the Closing Date. If any amounts are payable in installments, all installments due through the Closing together with the accrued but unpaid portion of any other installments not yet due as of the Closing shall be prorated based on the periods of time covered by such installments occurring before and after the Closing Date. Notwithstanding any other provision of this Agreement, the terms and provisions of this Section 2.8(b) shall survive the Closing without limitation. (c) (i) Real estate Taxes and assessments and (ii) other Taxes (in each case, other than Transfer Taxes) imposed upon or assessed directly against the Acquired Assets as of the Closing (including personal property Taxes and similar Taxes), in each case, for the Tax period in which the Closing occurs (the “Proration Period”), shall be apportioned and prorated between Sellers and Buyer as of the Closing Date with Buyer bearing the expense of Buyer’s proportionate 22 share of such Taxes that shall be equal to the product obtained by multiplying (A) a fraction, the numerator being the amount of the Taxes and the denominator being the total number of days in the Proration Period, times (B) the number of days in the Proration Period following the Closing Date. If the Closing shall occur before a new real estate or personal property Tax rate is fixed for the applicable property, or if the amount of any such Tax cannot be ascertained on the Closing Date, apportionment and proration of Taxes for such property at the Closing shall be upon the basis of the old Tax rate for the preceding fiscal year applied to the latest assessed valuation. Promptly after the new Tax rate is fixed, the apportionment of Taxes shall be recomputed by the Parties and any discrepancy resulting from such recomputation and any errors or omissions in computing apportionments at the Closing shall be promptly corrected and the proper party reimbursed within thirty (30) days following such recomputation. Notwithstanding any other provision of this Agreement, the terms and provisions of this Section 2.8(c) shall survive the Closing without limitation. (d) The net amount of all Prorated Charges under Section 2.8(a), Section 2.8(b) and Section 2.8(c) shall be reduced, including below zero, by the amount of any such Prorated Charges that were paid by Seller prior to the Closing (the “Net Prorated Charges”). To the extent that the Net Prorated Charges is a positive number (i.e., Seller has not paid the entirety of its net Prorated Charges) such amount shall be referred to as the “Buyer Proration Amount” and if a negative number (i.e., Seller has paid more than its net Prorated Charges) such amount shall be referred to as the “Seller Proration Amount”. Except as set forth in this Section 2.8, no amounts paid or payable under or in respect of any Acquired Assets or group of Acquired Assets shall be apportioned and prorated between Sellers and Buyer. (e) Subject to the last two sentences of Section 2.8(c), if any of the items subject to apportionment under the foregoing provisions cannot be apportioned at the Closing because of the unavailability of the information necessary to compute such apportionment, or if any errors or omissions in computing apportionments at the Closing are discovered subsequent to the Closing, such item(s) shall be reapportioned and such errors and omissions corrected as soon as practicable after the Closing Date (and for a period of ninety (90) days thereafter) and the proper Party reimbursed. Section 2.9 Removal of Excluded Assets. As promptly as practicable following the Closing Date (and in any event within ten (10) Business Days), Seller shall remove at its expense all of the Excluded Assets that are located at the Stores, the Harlem Lot and the PDC. Any Excluded Assets not timely removed by Sellers may be disposed of by Buyer in its sole and unreviewable discretion, without the incurrence of any Liability on the part of Buyer. Section 2.10 Casualty and Condemnation. (a) If, during the period beginning on the date hereof and ending on the Closing Date, any Acquired Assets (not including Inventory), or any Stores, the Harlem Lot or the PDC, are damaged or destroyed, by fire or other casualty, and, subject to Section 2.10(b), the amount required to repair, restore or reconstruct such Acquired Asset(s) to the condition it was in prior to the casualty (the “Loss”) exceeds $750,000 (as determined by Sellers’ insurance appraiser), then the Cash Purchase Price shall be reduced by the amount of such Loss (provided that any such reduction shall in no event exceed the amount allocated to the applicable asset in Section 2.3). In 23 each case, Sellers shall have the right to any insurance proceeds with respect thereto. If any Acquired Assets constituting the property on which a Store, the Harlem Lot or the PDC is located is subject to a taking or condemnation which materially interferes with Buyer’s ability to operate the subject Store, the Harlem Lot or the PDC in substantially the same manner as operated by Sellers as of the date hereof, then Buyer may elect not to purchase such Store (other than the Broadway Store or the 86th Street Store), the Harlem Lot or the PDC and the Cash Purchase Price shall be reduced by the amount allocated to the Acquired Assets with respect to such Store (other than the Broadway Store or the 86th Street Store), the Harlem Lot or the PDC. Subject to Section 2.10(b), the foregoing shall represent Buyer’s sole and exclusive rights and recourse with respect to an event described in this Section 2.10(a). For the avoidance of doubt, the foregoing shall be subject to any rights of the applicable landlord or its lender(s) as to any affected Store, the Harlem Lot or the PDC. This Agreement shall stay in full force and effect with respect to any Store, the Harlem Lot and the PDC subject to a casualty, condemnation or taking, subject to Section 2.10(b). (b) If, prior to the Closing, (i) either the Broadway Store or the 86th Street Store is damaged or destroyed by fire or other casualty and Loss incurred with respect to such Store is (A) estimated to cost in excess of $4,000,000, or (ii) (A) any portion of the real property on which the Broadway Store or the 86th Street Store is located is condemned and (B) such condemnation would reasonably be expected to have a material adverse impact on Buyer’s ability to operate such Store in substantially the same manner as operated by Sellers as of the date hereof, then Buyer may, by delivering written notice of such election to Seller no later than two (2) days prior to the Closing Date, terminate this Agreement, which shall be treated as a termination by Buyer under Section 8.1(c). ARTICLE III SELLERS’ REPRESENTATIONS AND WARRANTIES Sellers represent and warrant to Buyer that the statements contained in this Article III are true and correct except as set forth in the disclosure schedule accompanying this Agreement (the “Disclosure Schedule”). Section 3.1 Organization; Good Standing and Qualification. Each Seller is a corporation or limited liability company, as applicable, duly organized, validly existing and in good standing under the Laws of the state of its incorporation or formation. Each Seller has, subject to the necessary authority from the Bankruptcy Court, all requisite corporate or other organizational power and authority to own, lease and operate its assets and to carry on its business, as now being conducted, except where the failure to be so organized, existing, or in good standing or have such power and authority would not reasonably be expected to have a Material Adverse Effect. Section 3.2 Authorization of Transaction. Subject to the Bankruptcy Court’s entry of the Sale Order and any other Related Order to close the sale of the Acquired Assets in accordance with this Agreement, each Seller has full power and authority (including full corporate or other organizational power and authority) to execute and deliver this Agreement and all other agreements contemplated hereby to which it is a party and to perform its obligations hereunder and thereunder. The execution, delivery, and performance of this Agreement and all other agreements contemplated hereby to which each Seller is a party have been duly authorized by such 24

Seller. Upon due execution hereof by each Seller, this Agreement (assuming due authorization and delivery by Buyer) shall constitute, subject to the Bankruptcy Court’s entry of the Sale Order and any other Related Order, the valid and legally binding obligation of such Seller, enforceable against such Seller in accordance with its terms and conditions, subject to applicable bankruptcy, insolvency, moratorium, or other similar Laws relating to creditors’ rights and general principles of equity. Section 3.3 No Conflict; Government Filings. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Article II), will (a) conflict with or result in a breach of the organizational documents of any Seller, (b) subject to the entry of the Sale Order and any other Related Order, materially violate any Law or Decree to which any Seller is subject in respect of the Acquired Assets, or (c) subject to the entry of the Sale Order and any other necessary Order to close the sale of the Acquired Assets, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any material Contract to which any Seller is a party or to which any of the Acquired Assets is subject, except, in the case of either clause (b) or (c), for such conflicts, violations, breaches, defaults, accelerations, rights or failures to give notice as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Other than (x) the applicable requirements of the HSR Act and (y) as required or pursuant to the Bankruptcy Code, the Sale Order and any other Related Order, no Seller is required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Governmental Authority in order for the Parties to consummate the transactions contemplated by this Agreement or any Related Agreement, except where the failure to give notice, file or obtain such authorization, consent or approval would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent or materially impair or delay any Seller’s ability to consummate the transactions contemplated hereby or perform its obligations hereunder on a timely basis. Section 3.4 Real Property. Section 3.4 of the Disclosure Schedule sets forth the location of each Store, the Harlem Lot and the PDC, each of which is leased to a Seller by a third party, and a list of all Assumed Leases. Sellers have made available to Buyer a true and complete copy of each Assumed Lease to the extent in their possession. With respect to each Assumed Lease, (a) assuming due authorization and delivery by the other party thereto, such Assumed Lease constitutes the valid and legally binding obligation of each Seller party thereto and, to the Knowledge of Sellers, the counterparty thereto, enforceable against such Seller and, to the Knowledge of Sellers, the counterparty thereto in accordance with its terms and conditions, subject to applicable bankruptcy, insolvency, moratorium or other similar Laws relating to creditors’ rights and general principles of equity, and (b) neither such Seller nor, to Knowledge of Sellers, the counterparty thereto is in breach or default under such Assumed Lease, except (i) for those defaults that will be cured in accordance with the Sale Order or waived in accordance with section 365 of the Bankruptcy Code (or that need not be cured under the Bankruptcy Code to permit the assumption and assignment of the Leases) or (ii) to the extent such breach or default would not reasonably be expected to be material to the Business. Sellers have no written notice of any pending or threatened taking of any of the property subject to any Assumed Lease. 25

Section 3.5 Proceedings; Decrees. Other than the Bankruptcy Case, as of the date of this Agreement, there is no Proceeding pending for which Sellers have received notice that (a) would reasonably be expected to have a Material Adverse Effect or (b) challenges the validity or enforceability of this Agreement or seeks to enjoin or prohibit consummation of the transactions contemplated hereby. To the Knowledge of Sellers, no Seller is subject to any outstanding Decree that would (i) reasonably be expected to have a Material Adverse Effect or (ii) prevent or materially delay such Seller’s ability to consummate the transactions contemplated hereby or perform in any material respect its obligations hereunder. Section 3.6 Labor Relations. No Seller is a party to or bound by any Collective Bargaining Agreement covering the Covered Employees. Section 3.7 Brokers’ Fees. Other than the fees and expenses payable to Peter J. Solomon Company and CBRE, Inc. in connection with the transactions contemplated hereby, which shall be borne by Sellers, no Seller has entered into any Contract to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated hereby for which Buyer could become liable or obligated to pay. Section 3.8 Taxes. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (a) Sellers (with respect to the Business) have filed all Tax Returns required to be filed with the appropriate Tax authorities in all jurisdictions in which such Tax Returns are required to be filed (taking into account any extension of time to file granted or to be obtained on behalf of Sellers), and all Taxes shown as due on such Tax Returns have been paid. (b) Sellers (with respect to the Business) have withheld and paid over to the appropriate Tax authority (or is properly holding for such payment) all Taxes required by Law to be withheld and paid in connection with amounts owing to any employee or independent contractor. (c) Notwithstanding anything in this Agreement to the contrary, the representations and warranties made in this Section 3.8 and Section 3.9 are the sole and exclusive representations and warranties made by Sellers regarding Taxes. Section 3.9 Employee Benefits and Costs. (a) Section 3.9(a) of the Disclosure Schedule lists all “employee benefit plans,” as defined in section 3(3) of ERISA, and all other material employee benefit plans or arrangements (other than governmental plans and statutorily required benefit arrangements), including bonus or incentive plans, deferred compensation arrangements, severance pay, sick leave, vacation pay, disability, medical insurance and life insurance maintained or contributed to by Sellers and their Subsidiaries as of the date hereof with respect to Covered Employees (the “Employee Benefit Plans”). (b) True, correct and complete copies of the following documents, with respect to each of the Employee Benefit Plans, have, to the extent applicable, been made available to Buyer: (i) any plan documents, and all material amendments thereto, (ii) the most recent Forms 26

5500 and (iii) the most recent summary plan descriptions (including letters or other documents updating such descriptions). (c) No Employee Benefit Plan is an “employee pension benefit plan” (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA, Section 412 of the Code or Section 302 of ERISA (including any “multiemployer plan” within the meaning of Section (3)(37) of ERISA (a “Multiemployer Plan”)). (d) Each of the Employee Benefit Plans sponsored by Sellers and its Subsidiaries that is intended to qualify under Section 401(a) of the Code has been determined by the IRS to be so qualified, and, to the Knowledge of Sellers, nothing has occurred with respect to the operation of any such plan which could reasonably be expected to result in the revocation of such favorable determination. (e) Each of the Employee Benefit Plans has been established, maintained and operated in accordance with its terms and the requirements of all applicable Laws, except as would not reasonably be expected to have a Material Adverse Effect. (f) There are no material claims or causes of action pending or, to the Knowledge of Sellers, threatened in writing during the one (1) year prior to the date of this Agreement against Sellers in connection with any Employee Benefit Plan. As of the date hereof, Sellers are not engaged or involved in any Proceedings brought by or on behalf of any of the Covered Employees and, to the Knowledge of Sellers, no such Proceedings have been threatened in writing during the one (1) year prior to the date of this Agreement, except for such Proceedings that would not reasonably be expected to have a Material Adverse Effect. (g) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (alone or in conjunction with any other event) will (i) entitle any Covered Employee to any compensation or benefit (or increase thereto) or (ii) accelerate the time of payment or vesting, or trigger any payment or funding, of any compensation or benefits with respect to any Covered Employee under any Employee Benefit Plan. (h) Section 3.9(h) of the Disclosure Schedule contains a complete list of all employees of the Stores and the PDC as of the date of this Agreement to whom Buyer is obligated to make offers of employment, including the beginning date of employment, rate of pay or salary, and benefits attributable to such employee. Section 3.10 Environmental Matters. (a) Sellers with respect to the Business are in compliance in all material respects with Environmental Laws, which compliance includes obtaining, maintaining and complying with Environmental Permits. (b) There are no actions pending or, to the Knowledge of Sellers, threatened in writing, against Sellers with respect to the Business alleging that Sellers are violating, or responsible for a material Liability under, Environmental Laws. 27

(c) Notwithstanding anything in this Agreement to the contrary, the representations and warranties made by Seller in this Section 3.10 are the sole and exclusive representations and warranties made regarding environmental matters, including those related to Environmental Laws or Environmental Permits. Section 3.11 Compliance with Laws; Permits. (a) Sellers are in compliance with all Laws applicable to the Business, except where the failure to be in compliance would not reasonably be expected to result in a Material Adverse Effect. Sellers have not received any written notice of or been charged with the violation of any Laws, except where such violation would not reasonably be expected to result in a Material Adverse Effect. (b) Sellers have all Permits which are required for the operation of the Business as presently conducted, except where the absence of which would not reasonably be expected to result in a Material Adverse Effect. Sellers are not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of any Permit to which Sellers are parties, except where such default or violation would not reasonably be expected to result in a Material Adverse Effect. Section 3.12 Title to Assets. Immediately prior to the Closing, Sellers will have good and valid title to, or the right to use, the tangible Acquired Assets, free and clear of all Liens (other than Permitted Liens). Pursuant to the Sale Order, Sellers will convey such title or rights to use, all of the tangible Acquired Assets, free and clear of all Liens (other than Permitted Liens). None of the Acquired Assets in Seller’s possession as of the Closing shall be the property of others, or held on consignment, except as set forth in Section 3.12 of the Disclosure Schedule. Section 3.13 Financial Statements. The financial statements set forth in Section 3.13 of the Disclosure Schedule, present fairly in all material respects the sales and expenses generated from and incurred at the Stores, the Harlem Lot and the PDC for the periods specified. Section 3.14 Occupancy. No Person other than Sellers or its business invitees has the right to occupy any of the Stores, the Harlem Lot or the PDC. All of the Stores, the Harlem Lot and the PDC shall be delivered to Buyer on the Closing Date free of the right of any other Person to occupy or use such properties. Section 3.15 Auction Matters. At the Auction, Sellers have announced that no qualified bids have been received with respect to the Harlem Store. ARTICLE IV BUYER’S REPRESENTATIONS AND WARRANTIES Buyer represents and warrants to each Seller that the statements contained in this Article IV are true and correct, except as set forth in Buyer’s disclosure schedule accompanying this Agreement. Section 4.1 Organization of Buyer; Good Standing and Qualification. Buyer is a corporation duly organized, validly existing, and in good standing under the Laws of the State of 28

New Jersey and has all requisite corporate or similar power and authority to own, lease, and operate its assets and to carry on its business as now being conducted. Section 4.2 Authorization of Transaction. Buyer has full power and authority to execute and deliver this Agreement and all other agreements contemplated hereby to which it is a party and to perform its obligations hereunder and thereunder. The execution, delivery, and performance of this Agreement and all other agreements contemplated hereby to which Buyer is a party have been duly authorized by Buyer. This Agreement (assuming due authorization and delivery by Sellers) constitutes the valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms and conditions, subject to applicable bankruptcy, insolvency, moratorium, or other similar Laws relating to creditors’ rights and general principles of equity. Section 4.3 No Conflict; Government Filings. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Article II) will (a) conflict with or result in a breach of the certificate of incorporation or bylaws, or other organizational documents, of Buyer, (b) violate any Law or Decree to which Buyer is, or its assets or properties are, subject or (c) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any Contract to which Buyer is a party or by which it is bound, except, in the case of either clause (b) or (c), for such conflicts, breaches, defaults, accelerations, rights or failures to give notice as would not, individually or in the aggregate, prevent or materially impair or delay Buyer’s ability to consummate the transactions contemplated hereby or perform its obligations hereunder on a timely basis. Other than the applicable requirements of the HSR Act, Buyer is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Governmental Authority in order for the Parties to consummate the transactions contemplated by this Agreement or any Related Agreement, except where the failure to give notice, file or obtain such authorization, consent or approval would not, individually or in the aggregate, prevent or materially impair or delay Buyer’s ability to consummate the transactions contemplated hereby or perform its obligations hereunder on a timely basis. Section 4.4 Proceedings; Decrees. There is no Proceeding pending or, to the knowledge of Buyer, threatened in writing that challenges the validity or enforceability of this Agreement or seeks to enjoin or prohibit consummation of the transactions contemplated hereby. Neither Buyer nor any of its Subsidiaries is subject to any outstanding Decree that would prevent or materially impair or delay Buyer’s ability to consummate the transactions contemplated hereby or perform its obligations hereunder on a timely basis. Section 4.5 Brokers’ Fees. Buyer has not entered into any Contract to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which Sellers or any of their Affiliates could become liable or obligated to pay. Section 4.6 Sufficient Funds; Adequate Assurances. Buyer has, and upon the Closing will have, immediately available funds sufficient for the satisfaction of all of Buyer’s obligations under this Agreement, including the payment of the Purchase Price and all fees, expenses of, and other amounts required to be paid by, Buyer in connection with the transactions contemplated hereby. Buyer has not incurred, and is not contemplating or aware of, any obligation, commitment, 29 restriction or other Liability of any kind, in each case that would impair or adversely affect such resources, funds or capabilities. Section 4.7 Buyer Information. As of the date hereof, Buyer has disclosed to Sellers any and all potential issues under any Antitrust Law that may be credibly raised about the transactions contemplated hereby. As of the date hereof, Buyer has provided to Sellers true, correct, and complete information relating to the businesses and sales of Buyer and its Subsidiaries and joint ventures upon which Sellers can reasonably determine whether any objections to the transactions contemplated hereby may be credibly asserted under any Antitrust Law. Section 4.8 Disclaimer of Other Representations and Warranties. Buyer hereby acknowledges that, except for the representations and warranties contained in Article III (as modified by the Disclosure Schedule) or expressly contained in any Related Agreement, neither Sellers nor any other Person shall be deemed to have made, and none of Buyer or its Representatives is relying on, any representation or warranty, express or implied, including as to the accuracy or completeness of any information regarding any Sellers, any Acquired Assets, any Assumed Liabilities or any other matter. Notwithstanding anything herein to the contrary, but without limitation of any representation or warranty expressly contained in this Article IV or any Related Agreement, BUYER HEREBY ACKNOWLEDGES THAT NO SELLER MAKES ANY OTHER (AND HEREBY DISCLAIMS EACH OTHER) REPRESENTATION, WARRANTY, OR GUARANTY WITH RESPECT TO THE VALUE, CONDITION, OR USE OF THE ACQUIRED ASSETS, WHETHER EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. BUYER ACKNOWLEDGES THAT, SHOULD THE CLOSING OCCUR, BUYER WILL ACQUIRE THE ACQUIRED ASSETS AND ASSUME THE ASSUMED LIABILITIES ON AN “AS IS” CONDITION AND ON A “WHERE IS” BASIS, WITHOUT ANY REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED (INCLUDING ANY WITH RESPECT TO ENVIRONMENTAL, HEALTH, OR SAFETY MATTERS). Buyer hereby acknowledges that other than with respect to the express representations or warranties set forth in this Agreement, Sellers disclaim all Liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to Buyer or its Affiliates or Representatives (including any opinion, information, projection, or advice that may have been or may be provided to Buyer by any director, officer, employee, agent, consultant, or representative of Sellers or any of their Affiliates). ARTICLE V PRE-CLOSING COVENANTS The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing (except as otherwise expressly stated to apply to a different period): Section 5.1 Conduct of the Business Pending the Closing. (a) Prior to the Closing, except (i) as set forth on Section 5.1(a) of the Disclosure Schedule, (ii) as required by applicable Law or by order of the Bankruptcy Court, (iii) as required or contemplated by this Agreement or (iv) with the prior written consent of Buyer (which consent shall not be unreasonably withheld, conditioned or delayed), each Seller will use 30 commercially reasonable efforts to (A) conduct the Business only in the Ordinary Course of Business, (B) preserve the present business operations, organization and goodwill of the Business and (C) preserve the present relationships with material vendors and suppliers of the Business. (b) Except (i) as set forth on Section 5.1(b) of the Disclosure Schedule, (ii) as required or contemplated by applicable Law or by order of the Bankruptcy Court, (iii) as otherwise contemplated by this Agreement or (iv) with the prior written consent of Buyer (which consent shall not be unreasonably withheld, conditioned or delayed), no Seller shall, solely as it relates to the Business: (i) other than in the Ordinary Course of Business, as required by any applicable collective bargaining agreement or Law or pursuant to any Contract in effect as of the date of this Agreement or as permitted by any Employee Benefit Plan, with respect to any Transferred Employees (A) materially increase the annual level of compensation of any Covered Employee or (B) materially increase the coverage or benefits available under any (or create any new) Employee Benefit Plan; (ii) subject any of the Acquired Assets to any Lien, except for Permitted Liens and any Lien securing any debtor in possession loan facility or granted in an order authorizing use of cash collateral; provided, however, Seller’s obligation to deliver the Acquired Assets free of Liens shall include any Liens granted under any debtor in possession loan facility or cash collateral order; or (c) During the period commencing on the date that is seven (7) days prior to the Closing Date, Sellers shall not transfer Inventory to any of the Stores or the PDC from any other retail facility operated by Sellers as of the date hereof. (d) If, in connection with COVID-19, Sellers determine to curtail, reduce or cease operations at any Store or the PDC included in the Acquired Assets for any reason other than an order of a Governmental Authority for a period of more than 24 consecutive hours, Sellers shall consult with Buyer with respect to the manner, duration and other aspects of such change in operations. (e) After execution and delivery of this Agreement, upon providing at least two (2) Business Days’ prior written notice to Sellers, Buyer shall be permitted reasonable access to the Stores and the PDC for purposes of installing the equipment set forth on Section 5.1(e) of the Disclosure Schedules that Buyer intends to utilize in its operation of the Stores and the PDC after Closing. Such access may be during periods when the Stores open or otherwise not open for business, in Buyer’s discretion. Buyer may post an employee or agent on the Sellers’ premises on which such installations occur in order to secure and protect the property so installed. Buyer shall accomplish such installation without interfering with the operation of Sellers’ Business. In connection herewith, Buyer shall (i) reimburse Sellers for any of Sellers’ costs or expenses incurred in connection with providing such access to the Stores, including costs and expenses to have a representative of Sellers at the Stores during non-business hours, (ii) procure adequate insurance coverage for any such installations, and (iii) indemnify and hold harmless Sellers from and against all losses or other liabilities for damage to, or loss of, any property arising out of the performance of such work by Buyer and its representatives. 31

Section 5.2 Cooperation. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties shall use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper, or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated hereby, except as otherwise specifically provided in Section 5.2 or Section 5.4. (b) Without limiting the generality of the foregoing, Buyer shall not take any action, or permit any of its Subsidiaries to take any action, to materially diminish the ability of any Party to consummate, or materially delay any Party’s ability to consummate, the transactions contemplated hereby, including any action that is intended or would reasonably be expected to result in any of the conditions to any Party’s obligations to consummate the transactions contemplated hereby set forth in Article VII to not be satisfied. Section 5.3 Regulatory Approvals. (a) Subject to the terms and conditions herein, each of the Parties shall use their respective best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, or advisable to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, and in any case, prior to the Outside Date (including the satisfaction, but not waiver, of the conditions precedent set forth in Article VII). Each of the Parties shall use their respective best efforts to obtain consents of all Governmental Authorities necessary to consummate the transactions contemplated by this Agreement (including the provision of any notices to and making of any filings with any Governmental Authorities). If necessary, in the determination of the Parties, each Party shall make an appropriate filing pursuant to the HSR Act within ten (10) Business Days after the date of this Agreement (unless mutually agreed in writing). Each Party shall supply as promptly as practicable to the appropriate Governmental Authorities any additional information and documentary material that may be requested pursuant to the HSR Act. Without limiting the foregoing, (i) the Parties shall not voluntarily extend any waiting period or other applicable time period under the HSR Act or enter into any agreement with any Governmental Authority to delay, or otherwise not to consummate as soon as practicable the transactions contemplated hereby, except with the prior written consent of the other Parties, which consent may be withheld in the sole discretion of the non-requesting Party, and (ii) Buyer and Sellers agree, at Buyer’s sole cost, to take any and all actions that are necessary or reasonably advisable to avoid or eliminate each and every impediment under the HSR Act that may be asserted or required by any Governmental Authority to consummate the transactions contemplated by this Agreement as expeditiously as possible, and in any event prior to the Outside Date, including (A) proposing, negotiating, committing to, effecting and agreeing to, by consent decree, hold separate order, or otherwise, the sale, divestiture, license, hold separate, and other disposition of, any entities, operations, assets, divisions, businesses, product lines, customers or facilities of the Business or Buyer, or their respective Affiliates, (B) creating, terminating, amending or assigning existing relationships, ventures, contractual rights, or obligations of the Business or Buyer, (C) amending, assigning, or terminating existing licenses or other agreements (and entering into such new licenses or other agreements), (D) otherwise taking or committing to any and all actions that would limit Buyer’s freedom of action with respect to, or 32 its ability to retain or hold, directly or indirectly, any businesses, assets, products, or equity interests of the Business or Buyer, or their respective Affiliates, and (E) entering into any governmental order, consent decree or other agreement to effectuate any of the foregoing. All filing fees incurred in connection with the HSR Act shall be borne by Buyer. (b) Each Party to this Agreement shall promptly notify the other Parties of any oral or written communication it receives from any Governmental Authority relating to the matters that are the subject of this Agreement, permit the other Parties to review in advance any communication proposed to be made by such Party (or its advisors) to any Governmental Authority, and provide the other Parties with copies of all correspondence, filings or other communications between them or any of their Representatives, on the one hand, and any Governmental Authority or members of its staff, on the other hand, with respect to this Agreement. No Party shall agree to participate in any meeting or substantive discussion with any Governmental Authority in respect of any such filings, investigation or other inquiry unless, to the extent reasonably practicable, it consults with the other Parties in advance and, to the extent practicable and permitted by such Governmental Authority, gives the other Parties the opportunity to attend and participate at such meeting. Subject to the Confidentiality Agreement and applicable Law, the Parties will coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other Parties may reasonably request in connection with the foregoing and in seeking early termination of any applicable waiting periods under any Law in any relevant jurisdiction. Nothing in this Section 5.3(b) shall be applicable to Tax matters. (c) In the event any Proceeding by any Governmental Authority or other Person is commenced that questions the validity or legality of the transactions contemplated hereby, seeks to temporarily or permanently enjoin the transactions contemplated hereby, or seeks Damages in connection therewith, Buyer agrees to cooperate with Sellers and use best efforts to defend against such Proceeding and, if any Decree is issued in any such Proceeding, to use best efforts to have such Decree vacated, lifted, reversed or overturned and to cooperate reasonably regarding any other impediment to the consummation of the transactions contemplated hereby. (d) Notwithstanding anything in this Agreement to the contrary, Buyer acknowledges on behalf of itself and its Affiliates and its and their Affiliates and Representatives, successors and assigns that the operation of the Business shall remain in the dominion and control of Sellers until the Closing and that Buyer and its Affiliates and Representatives shall not provide, directly or indirectly, any directions or orders to any director, officer or employee of Sellers with respect to the operation of the Business, except as specifically contemplated or permitted by this Article V or as otherwise consented to in advance by an executive officer of Sellers. Section 5.4 Bankruptcy Court Matters. (a) Approval of Break-Up Fee and Expense Reimbursement. In the event that a Competing Bid is consummated, in consideration for Buyer having expended considerable time and expense in connection with this Agreement and the negotiation thereof and the identification and quantification of assets of Sellers, Sellers shall pay Buyer, in accordance with the terms hereof and, subject to the entry of and terms of the Bidding Procedures Order, a break-up fee in an amount equal to three percent (3%) of the Cash Purchase Price (the “Break-Up Fee” or “Termination Payment”). The Termination Payment shall be paid on the first Business Day following the date 33 of consummation of a Competing Bid from the proceeds of a Competing Bid (or from other assets of Sellers if the Competing Bid does not result in provision of sufficient Cash Equivalents to Seller to make such payment) if no material breach by Buyer of this Agreement has occurred. Nothing in this Section 5.4 shall relieve Buyer or Sellers of any Liability for a breach of this Agreement prior to the date of termination. For the avoidance of doubt, each Party may pursue any remedies available to it for such breaches by the other Party prior to such termination, in accordance with the terms hereof. Upon payment of the Termination Payment to Buyer in accordance with this Section 5.4(a), and the return of the Escrow Amount together with all earnings thereon to Buyer, Sellers and their respective Representatives and Affiliates, on the one hand, and Buyer and its Representatives and Affiliates, on the other, will be deemed to have fully released and discharged each other from any Liability resulting from the termination of this Agreement and neither Sellers, their Representatives or Affiliates, on the one hand, nor Buyer, its Representatives or Affiliates, on the other hand, or any other Person will have any other remedy or cause of action under or relating to this Agreement or any applicable Law, including for reimbursement of expenses. (b) Competing Transaction. This Agreement is subject to the consideration by Sellers of higher or better competing bids in respect of all or any part of the Acquired Assets in accordance with the Bidding Procedures Order and this Agreement (whether in combination with other assets of Sellers or their Affiliates or otherwise, and whether by sale or proposal of a plan of reorganization that vests control over the Acquired Assets in a Person other than Buyer) (each, including a Post Auction Bid a “Competing Bid”). From the date hereof (and any prior time) and until the transactions contemplated hereby are consummated, Sellers are permitted to and to cause their Representatives and Affiliates to, initiate contact with, solicit or encourage submission of any inquiries, proposals or offers by, any Person (in addition to Buyer and its Affiliates and Representatives) in connection with a Competing Bid, including, to (and to cause their Representatives and Affiliates to) respond to any inquiries or offers to purchase all or any part of the Acquired Assets, (including supplying information relating to the Business and the assets of Sellers to prospective purchasers). Any Competing Bid or combination of Competing Bids which Sellers deem higher or better than the terms of this Agreement shall be disclosed to Buyer promptly following Seller making such determination. (c) Bankruptcy Court Filings. (i) Provided Buyer is selected as the winning bidder in respect of the Acquired Assets at the Auction, or if no Competing Bid is submitted with respect to the Acquired Assets, Sellers shall diligently seek entry of the Sale Order and any other necessary orders to close the sale of the Acquired Assets (the “Related Orders”) by the Bankruptcy Court in accordance with the terms and conditions of the Bidding Procedures Order. Buyer and Sellers understand and agree that the consummation of the transactions contemplated by this Agreement is subject to approval by the Bankruptcy Court. Buyer agrees that it will promptly take such actions as are reasonably requested by Sellers to assist in obtaining entry of the Sale Order and any Related Orders including a finding of adequate assurance of future performance by Buyer, including by furnishing affidavits or other documents or information for filing with the Bankruptcy Court for the purposes, among others, of providing necessary assurances of performance by Buyer under this Agreement and demonstrating that Buyer is a “good faith” purchaser under section 363(m) of the Bankruptcy Code. Buyer shall not, without the prior written consent of Sellers, file, join 34 in, or otherwise support in any manner whatsoever any motion or other pleading relating to the sale of the Acquired Assets hereunder. In the event the entry of the Sale Order shall be appealed, Sellers and Buyer shall use their respective commercially reasonable efforts to defend such appeal. (ii) Sellers shall file such motions or pleadings as may be appropriate or necessary to assume and assign the Transferred Contracts and to determine the amount of the Cure Costs; provided, that nothing herein shall preclude Sellers from filing such motions, including upon commencement of the Bankruptcy Cases, to reject any Contracts that are not Transferred Contracts. (iii) Sellers shall permanently conclude the Auction no later than March 25, 2020, and announce Buyer as the winning bidder for the Acquired Assets no later than March 26, 2020. Sellers shall not seek to resume an auction for all or any part of the Acquired Assets after March 25, 2020. If between March 25, 2020 and the Closing, Sellers receive a Competing Bid for all or any part of the Acquired Assets which they conclude is higher or better than Buyer’s purchase offer contained herein (such offer a “Post Auction Bid”) they shall promptly communicate such Post Auction Bid to Buyer in the form received. Buyer shall have five (5) Business Days after receipt of such Post Auction Bid to elect either (a) to agree to purchase the Acquired Assets which are the subject of such Post Auction Bid on the terms set forth in the Post Auction Bid, whereupon this Agreement shall be modified in accordance with such Post Auction Bid, and Sellers shall reject such Post Auction Bid, or (b) to terminate its obligation to purchase the Acquired Assets, and to be released from its obligation to serve as a Back Up Bidder, whereupon the Deposit shall promptly be returned to Buyer, and Buyer shall be paid the Termination Fee on consummation of the Post Auction Bid in accordance with this Section 5.4. Upon payment of the Termination Fee in accordance with this Section 5.4(c)(iii), Sellers and their respective Representatives and Affiliates, on the one hand, and Buyer and its Representatives and Affiliates, on the other, will be deemed to have fully released and discharged each other from any Liability resulting from the termination of this Agreement and neither Sellers, their Representatives or Affiliates, on the one hand, nor Buyer, its Representatives or Affiliates, on the other hand, or any other Person will have any other remedy or cause of action under or relating to this Agreement or any applicable Law, including for reimbursement of expenses. Sellers shall not accept any Post Auction Bid unless it includes a covenant by the purchaser thereunder to pay Buyer at Closing, Buyer’s actually incurred cost of purchasing any equipment purchased and installed by Buyer at the PDC or the Stores in accordance with Section 5.1(e); provided, such costs shall not exceed one million dollars ($1,000,000) and Buyer shall provide Sellers with evidence of such costs in a form that is reasonably satisfactory to Sellers. (d) Back-up Bidder. Subject to Buyer’s right in Section 5.4(c)(iii) to be released from its obligation under this Section 5.4(d), Sellers and Buyer agree that, in the event that Buyer is not the winning bidder at the Auction, if and only if (i) Buyer submits the second highest or second best bid at the Auction for the Acquired Assets which is memorialized by an acceptable agreement incorporating terms established at the Auction, or the terms of this Agreement constitute the second highest or best bid for the Acquired Assets, and (ii) Sellers give written notice to Buyer on or before the Back-up Termination Date, stating that Sellers (A) failed 35 to consummate the sale of the Acquired Assets with the winning bidder, and (B) terminated the purchase agreement with the winning bidder, Buyer shall promptly consummate the transactions contemplated hereby upon the terms and conditions as set forth herein, or as set forth on the record of the Auction, including the Purchase Price, as the same may be increased by Buyer at the Auction. Section 5.5 Notices and Consents. (a) Sellers will give, or will cause to be given, any notices to third parties, and each of the Parties will use its commercially reasonable efforts to obtain any third party consents or sublicenses, in connection with the matters referred to in Section 5.5(a) of the Disclosure Schedule or as are otherwise required to consummate the transactions contemplated hereby; provided, however, that (i) except as to the Affected Unions and Affected Labor Agreements, Sellers shall control all correspondence and negotiations with third parties regarding any such matters, (ii) neither the Company nor any of its Subsidiaries shall be required to pay any consideration therefor, (iii) Sellers shall not be obligated to initiate any Proceedings to obtain such consent or approval, and (iv) Buyer shall pay any reasonable costs, or bear any reasonable effects as a result of amendments or modifications to any Transferred Contract, in either case as is necessary to obtain such consent or sublicense, and if Buyer refuses to pay such costs, such Acquired Asset shall be excluded from the transactions hereunder and there shall be no adjustment to the Purchase Price on account of such exclusion and Buyer will indemnify Sellers for any Damages as a result thereof, including any Damages from any inability of either Seller (including any Subsidiary of any Seller) to perform under a Contract that otherwise would be a Transferred Contract as a result of the other transactions contemplated hereby and would not otherwise be a general unsecured claim against Sellers’ estates. (b) Without limiting Section 5.3, each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of Governmental Authorities in connection with the matters referred to in Section 5.5(b) of the Disclosure Schedule or as are otherwise necessary and appropriate to consummate the transactions contemplated hereby. In the event that any permit or license that (i) is required by Buyer to operate the Business as of the Closing and (ii) is listed on Section 5.5(b) of the Disclosure Schedule is not received on or prior to the earlier of April 15, 2020 and the date that the Closing was to occur pursuant to Section 2.5, Buyer may elect to continue to seek such permits or licenses until April 15, 2020, and if such permits or licenses are not obtained by April 15, 2020, Buyer may extend the date by which the Closing is to occur through and including April 20, 2020 on a onetime basis. If on or before April 20, 2020, Buyer has not received each of the permits and licenses listed on Section 5.5(b) of the Disclosure Schedule, the Closing shall occur on or before April 30, 2020 unless extended by mutual agreement of Buyer and Sellers, subject to the terms and conditions set forth herein and, thereafter, through the earlier of (x) such time as such permit or license is obtained and (y) thirty (30) days following the Closing (or the remaining term of any Contract or Lease or the closing of the Bankruptcy Cases, if shorter), (A) Buyer shall use its best efforts to secure such permit or license as promptly as practicable after the Closing, and (B) Sellers shall cooperate in good faith to allow Buyer to perform the services thereunder on Sellers’ behalf, in all cases, without infringing upon the legal rights of any third party, including by good faith cooperation with any lawful and commercially reasonable arrangement reasonably proposed by Buyer that neither violates applicable Law nor requires Sellers to incur additional cost (other than de minimis 36 amounts), including a customary management agreement, subcontracting, licensing or sublicensing to Buyer any or all of any Sellers’ rights and obligations with respect to any such permit, license, Contract or Lease, under which (1) Buyer shall obtain (without infringing upon the legal rights of such third party or violating any Law) the economic rights and benefits (net of the amount of any related Tax costs imposed on Sellers or their respective Affiliates) under such permit, license, Contract or Lease with respect to which the permit or license has not been obtained, and (2) Buyer shall assume any related burden (net of the amount of any related Tax benefit obtained by Sellers or their respective Affiliates) and obligation (including performance) with respect to such permit, license, Contract or Lease. Upon satisfying all such requisite consent or authorization requirements applicable to such Contract or Lease after the Closing, such Contract or Lease shall promptly be transferred and assigned to Buyer in accordance with the terms of this Agreement. (c) Seller issued notices required by any WARN Act applicable to the employees of the Stores and the PDC on January 24, 2020. Section 5.6 Notice of Developments. Each Seller and Buyer will give prompt written notice to the other Parties of (a) the existence of any fact or circumstance, or the occurrence of any event, of which to the Knowledge of Sellers, or to the knowledge of Buyer, as applicable, would reasonably be likely to cause a condition to a Party’s obligations to consummate the transactions contemplated hereby set forth in Article VII not to be satisfied as of a reasonably foreseeable Closing Date, or (b) the receipt of any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; provided, however, that the delivery of any such notice pursuant to this Section 5.6 shall not (i) be deemed to amend or supplement this Agreement, (ii) cure any breach of, or non-compliance with, any other provision of this Agreement or (iii) limit the remedies available to the Party receiving such notice; provided, further, that the terms and conditions of the Confidentiality Agreement shall apply to any information provided under this Section 5.6. The Parties agree that Buyer and Sellers’ respective compliance or failure of compliance with this Section 5.6 shall not be taken into account for purposes of determining whether the conditions referred to in Section 7.1, Section 7.2 or Section 7.3, respectively, shall have been satisfied. Section 5.7 Access; No Contact. Upon the reasonable request of Buyer, and to the extent not otherwise prohibited by applicable Law, (i) after the date of this Agreement and prior to Closing, Sellers will permit Buyer and its Representatives to have, upon reasonable advance written notice, reasonable access to all premises, properties, books and records and Assumed Leases included in the Acquired Assets (including for purposes of effecting the installation permitted by Section 5.1(e)), and to management of Sellers, during normal business hours, and in a manner so as not to interfere unreasonably with the normal business operations of any Seller and (ii) after entry of the Bidding Purchase Order by the Bankruptcy Court, Sellers will permit Buyer and its Representatives to discuss possible modifications to any Assumed Lease with the applicable counterparty thereto, and to interview employees to whom Buyer is required or intends to provide offers of employment in accordance with Section 6.4(a); provided, however, that, for avoidance of doubt, (a) the foregoing shall not require any Person to waive, or take any action with the effect of waiving, its attorney-client privilege with respect thereto or any confidentiality obligations to which Seller is bound and (b) Buyer and its Representatives shall not conduct any intrusive sampling or testing of environmental media such as soil, groundwater or building materials; 37 provided, further, that the auditors and accountants of any Seller, or any of their respective Affiliates or the Business shall not be obligated to make any work papers available to any Person except in accordance with such auditors’ and accountants’ normal disclosure procedures and then only after such Person has signed a customary agreement relating to such access to work papers in form and substance reasonably acceptable to such auditors or accountants. If reasonably requested by Sellers, Buyer shall enter into a customary and mutually acceptable joint defense agreement with Sellers with respect to any information to be provided to Buyer pursuant to this Section 5.7. Prior to the Closing, except as provided above, Buyer shall not, and shall cause its Representatives not to, contact any employees, vendors, customers, suppliers, landlords or licensors of any Seller in connection with or pertaining to any subject matter of this Agreement except with the prior written consent of each Seller. Section 5.8 Bulk Transfer Laws. Buyer acknowledges that Sellers will not comply with the provisions of any bulk transfer Laws or similar Laws of any jurisdiction in connection with the transactions contemplated by this Agreement, including the United Nations Convention on the Sale of Goods, and hereby waives all claims related to the non-compliance therewith. Section 5.9 Replacement Bonding Requirements. On or prior to the Closing Date, Buyer shall, at the election of Buyer, either (a) provide replacement guarantees, standby letters of credit or other assurances of payment with respect to all Bonding Requirements, in form and substance reasonably satisfactory to Sellers and any landlords, banks or other counterparty thereto, and, both prior to and following the Closing Date, Buyer and Sellers shall cooperate to obtain a release in form and substance reasonably satisfactory to Buyer and Sellers with respect to all Bonding Requirements, or (b) Buyer shall deliver to Sellers an irrevocable, unconditional standby letter of credit in favor of Sellers in an amount equal to the amount of such Bonding Requirements, issued by a bank rated “A” or better by Standard and Poor’s, in form and substance reasonably satisfactory to Sellers. Section 5.10 Supply Agreement. On or prior to the Closing Date, upon Sellers’ request, Buyer and Seller(s) shall enter into good faith negotiations to enter into a product supply agreement, effective as of the Closing, in form and substance reasonably acceptable to the Parties, pursuant to which Buyer, or one or more of its Affiliates, will sell Inventory to Seller(s) for sale in other supermarkets operated by Seller(s) and their Affiliates. Such supply agreement will have a term of up to four (4) months, and otherwise be on terms (including with respect to levels of supply and pricing) mutually agreed in good faith between the Parties, and consistent with general standards prevailing in the gourmet grocery industry. The Parties will use reasonable best efforts to effect the foregoing, including obtaining any necessary consents. Section 5.11 Completion of Due Diligence. Notwithstanding anything to the contrary contained herein, Buyer acknowledges and agrees that Buyer (a) has completed all of Buyer’s due diligence regarding the Business (including with respect to Sellers’ operations, employees, the Acquired Assets and the Malware Attack) and (b) hereby withdraws its request for unrestricted access to any such due diligence information. Section 5.12 Post-Auction Matters. 38

(a) Harlem Store. Seller shall not offer to sell or transfer, or enter into any transaction to sell or transfer, the Harlem Store until the earlier of (i) the Closing or (ii) any termination of this Agreement in accordance with Section 8.1. (b) Broadway Store Assumed Lease. Buyer shall not enter into any agreement or arrangement with the landlord of the Broadway Store relating to modifications, changes, concessions or other accommodations with respect to the terms of the Assumed Lease for such Broadway Store or the Harlem Lot without first obtaining Sellers’ written consent. (c) Sale of Unsold Stores. If Seller determines to open a new bidding process to sell any supermarket operated by Sellers or any of their Affiliates who are debtors in the Bankruptcy Cases which has not been the subject of an offer to purchase accepted by the Sellers and the Affiliate owning the assets of such supermarket as of the conclusion of the Auction, Sellers shall provide Buyer with prior written notice of such determination. ARTICLE VI OTHER COVENANTS The Parties agree as follows with respect to the period from and after the Closing (which agreements shall survive the Closing): Section 6.1 Further Assurances. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will, at the requesting Party’s sole cost and expense, take such further action (including the execution and delivery of such other reasonable instruments of sale, transfer, conveyance, assignment, assumption and confirmation, providing materials and information) as the other Party may reasonably request which actions shall be reasonably necessary to transfer, convey or assign to Buyer all of the Acquired Assets or to confirm Buyer’s assumption of the Assumed Liabilities. Section 6.2 Access; Enforcement; Record Retention. From and after the Closing, upon request by any Party, the other Party will permit the requesting Party and their Representatives to have reasonable access during normal business hours, and in a manner so as not to interfere unreasonably with the normal business operations of the non-requesting Party, to all premises, properties, personnel, books and records (including source documents), and Contracts of or related to the Acquired Assets or the Assumed Liabilities for any reasonable business purpose, including (a) preparing Tax Returns and in connection with any audit with respect to any Taxes, (b) monitoring or enforcing rights or obligations of any Seller under this Agreement or any of the Related Agreements, or (c) complying with the requirements of any Governmental Authority; provided, however, that, for avoidance of doubt, the foregoing shall not require the non-requesting Party to take any such action if (i) such action may result in a waiver or breach of any attorney/client privilege, (ii) such action could reasonably be expected to result in violation of applicable Law, or (iii) providing such access or information would reasonably be expected to be disruptive to its normal business operations provided, however, that Sellers’ obligations under this Section 6.2 shall terminate upon the conclusion of the Bankruptcy Cases. Buyer agrees to maintain the files or records which are contemplated by the first sentence of this Section 6.2 in a manner consistent in all material respects with its document retention and destruction policies, as in effect from time to time, for six (6) years following the Closing. 39

Section 6.3 Treatment of Affected Labor Agreements. With respect to Covered Employees under an Affected Labor Agreement, Buyer shall engage in good faith negotiations, in coordination with Sellers, to reach mutually satisfactory modifications to the relevant Affected Labor Agreement with each of the Affected Unions and to enter into a Modified Labor Agreement with each of the Affected Unions. Sellers consent to Buyer having direct conversations and negotiations, not including Sellers, with each of the Affected Unions concerning the terms and conditions of a Modified Labor Agreement; provided, that Buyer shall provide reasonably advance notice to Sellers in advance of any direct conversations and negotiations with the Affected Unions and Buyer shall keep Sellers apprised of the status of such negotiations and developments as promptly as practicable. Such Modified Labor Agreement shall constitute a Transferred Contract. Buyer, in coordination with Sellers, shall propose a Modified Labor Agreement to each Affected Union (each, a “Proposal”), which Proposal may be modified as a result of Buyer’s and/or Sellers’ good faith negotiations with the Affected Unions. Buyer agrees to cooperate with Sellers in providing each Affected Union with complete and reliable information to allow the Affected Unions to evaluate the Proposal. For all purposes under this Section 6.3, Buyer acknowledges the requirements of sections 1113 and 1114 of the Bankruptcy Code and agrees to use good faith reasonable best efforts to cooperate with Sellers in ensuring compliance with any applicable provisions thereof. Section 6.4 Covered Employees. (a) Offer of Employment. At least five (5) days prior to the Closing Date, Buyer or one of its affiliates shall make a written offer of employment, effective as of the Closing Date, to (i) no less than one hundred percent (100%) of the Covered Employee employed at a Store that are subject to an Affected Labor Agreement, and any other Covered Employee employed at a Store that Buyer deems necessary (as determined in consultation with Sellers) in order to operate the Business as of the Closing Date, and (ii) at least fifty percent (50%) of the Covered Employees employed at the PDC that are subject to an Affected Labor Agreement, and any other Covered Employee employed at the PDC that Buyer deems necessary (as determined in consultation with Sellers) in order to operate the Business of the Closing Date, in each case (A) at the same location of employment as such Covered Employee’s location of employment as of immediately prior to Closing, (B) on the same terms and conditions of employment as in effect immediately prior to Closing, except as modified by a Modified Labor Agreement, or as otherwise set forth in this Agreement, and (C) with compensation and benefits at a level consistent with the compensation and benefits offered to Buyer’s employees in its other locations and otherwise with Section 6.4(c). For purposes of this Section 6.4, any Covered Employee who becomes employed by Buyer or one of its Affiliates in accordance with this Section 6.4(a) is referred to as a “Transferred Employee.” With respect to union-represented Covered Employees, such offers shall also be consistent with the terms and conditions required by the Modified Labor Agreements, as applicable. With respect to any Covered Employee who is on a long-term disability leave of absence as of the Closing Date, such offer shall be contingent upon such Covered Employee returning to active status within a reasonable period. Notwithstanding the foregoing, nothing herein shall be construed as to prevent Buyer from terminating the employment of any Covered Employee, consistent with applicable law and the governing Modified Labor Agreements, as applicable, at any time following the Closing Date. All offers of employment to Covered Employees not governed by a Modified Labor Agreement shall be for “at will” employment. Notwithstanding anything to the contrary set forth in this Section 6.4, no Covered Employee shall be offered an employment contract. Sellers shall 40 distribute the offers of employment to the Store employees through Sellers’ regular channels of employee communication. (b) Covered Employees and Employee Benefit Plans. (i) Liabilities. Effective as of the Closing, Buyer shall, or shall cause an Affiliate to, assume any and all Liabilities relating to, arising out of, or resulting from the employment or services, of any Transferred Employee, to the extent such Liabilities are based on any event which first occurs or exists on or after the Closing. Nothing set forth herein shall require Buyer to assume any Liability of Seller to any employee arising out of Seller’s operation of the Business or any business, or arising from operation or ownership of the Acquired Assets, prior to Closing. Seller shall retain, as the case may be, any and all Liabilities relating to, arising out of, or resulting from the employment or services, or termination of employment or services, of (A) any Transferred Employee, including under any Collective Bargaining Agreement, to the extent such Liabilities arise prior to the Closing and (B) any Covered Employee who does not become a Transferred Employee. Nothing contained herein shall obligate Buyer to pay or satisfy any liability to any employee of Seller for any severance benefits. (ii) Benefit Plans. Effective as of the Closing, Seller or its applicable Subsidiary shall terminate the participation of each Transferred Employee and such Transferred Employee’s eligible dependents in each Employee Benefit Plan. (c) Compensation and Benefits. (i) Commencing on the Closing Date and continuing through the first anniversary of the Closing Date, Buyer or its Affiliates shall provide or cause to be provided to the Transferred Employees not covered by a Modified Labor Agreement who remain in Buyer’s employ, (A) a base salary or wage rate, as applicable, and (B) employee benefits, no less favorable than provided to other employees working in stores operated by Buyer or its Affiliates in New York City. (ii) Buyer or its Affiliates shall provide Transferred Employees with the severance benefits provided to other employees working in stores operated by Buyer or its Affiliates in New York City, or under any Modified Labor Agreement, as applicable. (iii) As of the Closing Date, Buyer will honor the governing Modified Labor Agreements to the extent executed prior to Closing. (d) 401(k) Plan. Effective as of the Closing, and subject to the terms of the Modified Labor Agreements, each Transferred Employee eligible to participate in the tax-qualified defined contribution plan maintained by Sellers and their Subsidiaries (the “Seller 401(k) Plan”) shall be eligible to participate in a defined contribution plan sponsored by Buyer or its Affiliates that is intended to be qualified under Section 401(a) of the Code (a “Buyer 401(k) Plan”). Effective as of the Closing, in accordance with the terms of the Seller 401(k) Plan, the Seller 401(k) Plan shall provide Transferred Employees with the right to elect a distribution from the Seller 401(k) Plan and Buyer shall use commercially reasonable efforts to cause the Buyer 401(k) Plan to accept 41 the rollover by any Transferred Employees of any “eligible rollover distribution” (within the meaning of Section 402(c)(4) of the Code) from the Seller 401(k) Plan, including plan loans. (e) Multiemployer Plans. The Sale Order shall provide that with respect to any Multiemployer Plan, pension plan, or Employee Benefit Plan to which Seller is a party or by which it is bound, Buyer shall have no Liability. (f) Accrued Vacation. Subject to the terms of the Modified Labor Agreements (i) Buyer or its Affiliates shall provide each Transferred Employee with credit for the same number of vacation and sickness benefit days such Transferred Employee has accrued but not used between January 1, 2020 and the Closing Date, subject to and in accordance with applicable Law or Buyer’s policies governing other employees working in stores operated in New York City by Buyer or its Affiliates. (g) Welfare Benefit Claims; COBRA. On the Closing Date, Sellers and their Subsidiaries shall cease to provide welfare coverage to each Transferred Employee and his or her covered dependents who are covered by a welfare benefit plan sponsored by Sellers and their Subsidiaries, and Buyer or its Affiliates shall commence providing such coverage to such individuals, subject to and in accordance with Buyer’s policies governing other New York City employees of Buyer or its Affiliates. Sellers shall be responsible in accordance with its applicable welfare plans (and the applicable welfare plans of their Subsidiaries) in effect prior to the Closing Date for all reimbursement claims (such as medical and dental claims) for expenses incurred, and for all non-reimbursement claims (such as life insurance claims) incurred, under Sellers’ or their Subsidiaries’ Employee Benefit Plans that are welfare benefit plans prior to the Closing Date by the Transferred Employees and their dependents. Buyer or its Affiliates shall be responsible in accordance with the applicable welfare plans of Buyer’s Affiliate for all reimbursement claims (such as medical and dental claims) for expenses incurred, and for all non-reimbursement claims (such as life insurance claims) based on facts or events which first occur on or after the Closing Date (or the date of commencement of employment with Buyer, if later) by Transferred Employees and their dependents. For purposes of this Section 6.4(g), a claim shall be deemed to have been incurred as follows: (i) for health, dental and prescription drug benefits, upon provision of such services, (ii) for life, accidental death and dismemberment and business travel accident insurance benefits, upon the death, disability or accident giving rise to such benefits, and (iii) for hospital- provided health, dental, prescription drug or the benefits that become payable with respect to any hospital confinement, on such employee’s admission to the hospital. Sellers or their Subsidiaries shall provide coverage required by the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) under Sellers’ or their Subsidiaries’ Employee Benefit Plans that are group health plans with respect to qualifying events occurring prior to the Closing Date. Buyer and its Affiliates shall provide coverage required by COBRA to Transferred Employees and their eligible dependents or beneficiaries under Buyer’s group health plans with respect to qualifying events occurring on and after the Closing Date. (h) No Third Party Beneficiary Rights. The Parties agree that nothing in this Section 6.4, whether express or implied, is intended to create any third party beneficiary rights in any Covered Employee. 42

(i) Cooperation. After the Closing Date, the parties shall cooperate with each other to provide such current information regarding the Transferred Employees on an ongoing basis as may be necessary to facilitate determinations of eligibility for, and payments of benefits to, the Transferred Employees under any applicable employee benefit that continues to be maintained by Seller or its Affiliates. Buyer shall, and shall cause its Affiliates to, permit Transferred Employees to provide such assistance to Seller as may be required in respect of claims against Seller or its Affiliates, whether asserted or threatened, to the extent that, in Seller’s opinion, (i) a Transferred Employee has knowledge of relevant facts or issues, or (ii) a Transferred Employee’s assistance is reasonably necessary in respect of any such claim, at no cost or expense to Buyer. Seller shall provide Buyer with all relevant records (or copies thereof) with respect to all Transferred Employees’ employment by Buyer to the extent allowed by Law. Section 6.5 Transfer Taxes. Buyer shall pay any stamp, documentary, filing, recording, registration, sales, use, transfer, added-value or other non-income Tax, fee or governmental charge (a “Transfer Tax”) imposed under applicable Law in connection with the transactions contemplated hereby. Accordingly, if any Seller is required by Law to pay any such Transfer Taxes, Buyer shall promptly reimburse such Seller for the amount of such Transfer Taxes actually paid by such Seller. The party that is required by applicable Law to file any Tax Returns in connection with Transfer Taxes described in the immediately preceding sentence shall prepare and timely file such Tax Returns. The Parties shall cooperate to permit the filing party to prepare and timely file any such Tax Returns. Section 6.6 Insurance Matters. Buyer acknowledges that, upon Closing, all insurance coverage provided in relation to Sellers, the Stores, the Harlem Lot, the PDC or the Acquired Assets that is maintained by any Seller or its Affiliates (whether such policies are maintained with third party insurers or with such Seller or its Affiliates) shall cease to provide any coverage to Buyer, the Stores, the Harlem Lot, the PDC, or the Acquired Assets, and no further coverage shall be available to Buyer, the Stores, the Harlem Lot, the PDC, or the Acquired Assets under any such policies. Section 6.7 Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the existence or subject matter of this Agreement without the prior written approval of the other Parties, unless a press release or public announcement is required (a) by applicable Law or Decree of the Bankruptcy Court or (b) any announcement by Sellers to its employees, customers and suppliers to the extent Sellers reasonably determines in good faith that such announcement is necessary or advisable in connection with the transactions contemplated hereby. If any such announcement or other disclosure is required by applicable Law or a Decree of the Bankruptcy Court, the disclosing Party shall give the nondisclosing Parties prior notice of, and an opportunity to comment on, the proposed disclosure. The Parties acknowledge that Sellers shall file this Agreement with the Bankruptcy Court in connection with obtaining the Sale Order. Section 6.8 Use of Seller Marks. No Person other than (i) Sellers, (ii) their Affiliates who are also debtors in the Bankruptcy Cases, and (iii) Fairway Community Foundation Inc. are authorized to use the Seller Marks (collectively, “Authorized Users”). Except as expressly provided in this Section 6.8, after the Closing, no Authorized User shall use, or have the right to use, any of the Seller Marks. Buyer hereby grants to the Authorized Users a limited, non-exclusive, 43 non-transferable, non-sublicensable right to continue to use the Seller Marks with respect to any supermarket location which is not an Acquired Asset or corporate headquarters, until the lease for such location is either assumed and assigned to a third party or rejected. Such right of Authorized Users to use the Seller Marks will terminate and be of no further force and effect one hundred and twenty (120) days after the Closing. Authorized Users may use the Seller Marks only in substantially the same manner as such Authorized User used the Seller Marks before the Closing. Seller will not use “going out of business” language to advertise any of its remaining store closure or liquidation sales. The Authorized Users may use the Seller Marks only strictly in accordance with this Section 6.8. Sellers shall use reasonable diligent efforts to minimize and eliminate use of the Seller Marks by the Authorized Users. As soon as reasonably practicable after the Closing Date, and in any event within one hundred and twenty (120) days thereafter, Sellers shall, and shall cause the Authorized Users to (a) cease and discontinue use of all Seller Marks and (b) complete the removal of the Seller Marks from all products, signage, properties, stationery and promotional or other marketing materials and other tangible, public-facing assets of Sellers. Notwithstanding anything set forth herein to the contrary, each of Sellers may at all times after the Closing use the Seller Marks in tax, legal, employment or other records, as required by Law, or as part of any factual statement. As soon as reasonably practicable after Closing, Sellers shall change their names, and the names of all Authorized Users, and modify the caption in the Bankruptcy Cases, to the extent such names include any of the Seller Marks. Fairway Community Foundation, Inc. shall not utilize the Seller Marks for any commercial purpose. ARTICLE VII CONDITIONS TO OBLIGATION TO CLOSE Section 7.1 Conditions to Each Party’s Obligations. The respective obligation of each Party to consummate the transactions contemplated hereby in connection with the Closing is subject to satisfaction or waiver of the following conditions: (a) all applicable waiting periods under any Antitrust Law shall have expired or otherwise been terminated; (b) no material Decree shall be in effect that prohibits the consummation of the transactions contemplated by this Agreement; and (c) the Bankruptcy Court shall have entered (i) the Sale Order and (ii) any Related Order (if any), and no order staying, reversing, modifying, or materially amending such orders shall be in effect on the Closing Date. Section 7.2 Conditions to Buyer’s Obligations. Buyer’s obligation to consummate the transactions contemplated hereby in connection with the Closing is subject to satisfaction or waiver of the following conditions: (a) the representations and warranties set forth in Article III shall have been true and correct on the date hereof and as of the Closing in all material respects (except to the extent expressly made as of an earlier date, in which case as of such date as if made at and as of such date); 44

(b) Sellers shall have performed and complied with its covenants and agreements hereunder through the Closing in all material respects; (c) each delivery contemplated by Section 2.5(a) to be delivered to Buyer shall have been delivered; and (d) the Buyer’s Carve Out remains in force and effect, and the Sale Order has been entered no later than April 20, 2020. Section 7.3 Conditions to Sellers’ Obligations. Sellers’ obligations to consummate the transactions contemplated hereby in connection with the Closing are subject to satisfaction or waiver of the following conditions: (a) the representations and warranties set forth in Article IV shall have been true and correct in all material respects (except that any representation or warranty that is qualified by materiality shall have been true and correct in all respects) on the date hereof and as of the Closing (except to the extent expressly made as of an earlier date, in which case as of such date as if made at and as of such date); (b) Buyer shall have performed and complied with its covenants and agreements hereunder through the Closing in all material respects; and (c) each payment contemplated by Section 2.5(b) to be made to Sellers shall have been made, and each delivery contemplated by Section 2.5(b) to be delivered to Sellers shall have been delivered. Section 7.4 No Frustration of Closing Conditions. Neither Buyer nor Sellers may rely on the failure of any condition to their respective obligations to consummate the transactions contemplated hereby set forth in Section 7.2 or Section 7.3, as the case may be, to be satisfied if such failure was caused by such Party’s or its Affiliates’ failure to use its reasonable best efforts (or best efforts, with respect to those matters contemplated by Section 5.3) to satisfy the conditions to the consummation of the transactions contemplated hereby or by any other breach of a representation, warranty, or covenant hereunder. ARTICLE VIII TERMINATION Section 8.1 Termination of Agreement. The Parties may terminate this Agreement at any time prior to the Closing as provided below: (a) by the mutual written consent of the Parties; (b) by any Party by giving written notice to the other Parties if: (i) any court of competent jurisdiction or other competent Governmental Authority shall have enacted or issued a Law or Decree or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement and such Law or Decree or other action 45 shall have become final and non-appealable; provided, however, that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to Buyer if the failure to consummate the Closing because of such action by a Governmental Authority shall be due to the failure of Buyer to have fulfilled any of its obligations under this Agreement; or (ii) the Closing shall not have occurred prior to April 30, 2020, as may be extended pursuant to Section 2.4 (the “Outside Date”); provided, however, that if the Closing shall not have occurred on or before the Outside Date due to a material breach of any representations, warranties, covenants or agreements contained in this Agreement by Buyer or Sellers, then the breaching Party may not terminate this Agreement pursuant to this Section 8.1(b)(ii). (c) by Buyer by giving written notice to each Seller (x) if there has been a breach by any Seller of any representation, warranty, covenant or agreement contained in this Agreement that has prevented the satisfaction of the conditions to the obligations of Buyer at the Closing set forth in Section 7.2(a) and Section 7.2(b), and such breach has not been waived by Buyer, or, if such breach is curable, cured by such Seller prior to the earlier to occur of (i) ten (10) days after receipt of Buyer’s notice of intent to terminate and (ii) the Outside Date, or (y) upon the occurrence of the termination events described in Section 2.10(b); (d) by any Seller by giving written notice to Buyer and the other Sellers if there has been a breach by Buyer of any representation, warranty, covenant, or agreement contained in this Agreement that has prevented the satisfaction of the conditions to the obligations of Sellers at the Closing set forth in Section 7.3(a) and Section 7.3(b), and such breach has not been waived by such Seller, or, if such breach is curable, cured by Buyer prior to the earlier to occur of (i) ten (10) days after receipt of such Seller’s notice of intent to terminate and (ii) the Outside Date; or (e) by Sellers or Buyer, if (i) (x) Sellers enter into a definitive agreement with respect to a Competing Bid, (y) the Bankruptcy Court enters an order approving a Competing Bid and (z) the Person making the Competing Bid consummates the Competing Bid, or (ii) the Bankruptcy Court enters an order that precludes the consummation of the transactions contemplated hereby on the terms and conditions set forth in this Agreement, subject to Buyer’s right to payment of the Termination Payment, if applicable, in accordance with the provisions of Section 5.4(a). Section 8.2 Effect of Termination. If any Party validly terminates this Agreement pursuant to Section 8.1, all rights and obligations of the Parties hereunder shall terminate upon such termination and shall become null and void (except that Article I, Section 4.8, Section 8.3, Article IX, and this Section 8.2 shall survive any such termination) and no Party shall have any Liability (except as set forth in Section 8.3) to the other Party hereunder; provided, however, that nothing in this Section 8.2 shall relieve any Party from Liability for any breach occurring prior to any such termination (but solely to the extent such breach was willful, or intentionally fraudulent); provided, further, that the maximum Liability of Sellers under this Agreement shall not exceed three percent (3%) of the Cash Purchase Price, and the maximum liability of Buyer (other than any Liability for knowing and intentional breach of this Agreement, which Liability shall not exceed fifty million dollars ($50,000,000)) shall not exceed twenty percent (20%) of the Cash Purchase Price. 46

Section 8.3 Lease Indemnity. If this Agreement is terminated pursuant to Section 8.1(d), following entry of the Sale Order, subject to Seller’s obligation to transfer the Assumed Leases to a Back-up Bidder, if any, Buyer shall indemnify Sellers for all Liabilities and Damages arising out of any Store Lease or Lease of the, the Harlem Lot or PDC assumed by Sellers which is not transferred by Sellers to any other Person. Section 8.4 Termination Waiver. Notwithstanding anything herein to the contrary, Buyer waives all of its rights under this Agreement arising out of or otherwise associated with the Malware Attack or any future unauthorized intrusion into any Seller’s computer systems, including the right to terminate this Agreement or reduce the Cash Purchase Price. For the avoidance of doubt, Buyer does not waive its right to reduce the Cash Purchase Price in the event of a Loss pursuant to Section 2.10(a). ARTICLE IX MISCELLANEOUS Section 9.1 Survival. Except for any covenant that by its terms is to be performed (in whole or in part) by any Party following the Closing, none of the representations, warranties, or covenants of any Party set forth in this Agreement or in any certificate delivered pursuant to Section 2.5(a) or Section 2.5(b) shall survive, and each of the same shall terminate and be of no further force or effect as of, the Closing. Section 9.2 Prior Agreement Superseded. This Agreement replaces and supersedes the Asset Purchase Agreement dated January 22, 2020 by and among Buyer and certain of Sellers (the “January 22 APA”). The January 22 APA is deemed terminated. Section 9.3 Termination Fee. The amount of the Termination Fee under the January 22 APA shall be a credit in favor of Buyer against the Purchase Price and upon such credit Buyer shall have no rights under Section 5.4(a). Section 9.4 Expenses. Except as otherwise expressly set forth herein, each Party will bear its own costs and expenses incurred in connection with the preparation and execution of this Agreement and the Related Agreements, the compliance herewith and therewith and the transactions contemplated hereby, including all fees of law firms, commercial banks, investment banks, accountants, public relations firms, experts and consultants. For the avoidance of doubt, Buyer shall pay all recording fees arising from the transfer of the Acquired Assets. Section 9.5 Entire Agreement. This Agreement, together with any documents, instruments and certificates explicitly entered referred to herein, the Related Agreements and the Confidentiality Agreement constitute the entire agreement between the Parties and supersede any prior understandings, agreements or representations (whether written or oral) by or between the Parties to the extent they relate in any way to the subject matter hereof. Section 9.6 Incorporation of Exhibits and Disclosure Schedule. The Exhibits to this Agreement and the Disclosure Schedule are incorporated herein by reference and made a part hereof. 47

Section 9.7 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each Party except as expressly provided herein. No waiver of any breach of this Agreement shall be construed as an implied amendment or agreement to amend or modify any provision of this Agreement. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party making such waiver, nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent default, misrepresentation or breach of warranty or covenant. No conditions, course of dealing or performance, understanding or agreement purporting to modify, vary, explain, or supplement the terms or conditions of this Agreement shall be binding unless this Agreement is amended or modified in writing pursuant to the first sentence of this Section 9.7 except as expressly provided herein. Except where a specific period for action or inaction is provided herein, no delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. Section 9.8 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other Parties. Sellers hereby consent to Buyer’s assignment of this Agreement to one or more subsidiaries of Buyer, provided, however, any such assignment shall not reduce or limit Buyer’s obligations under this Agreement. Section 9.9 Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing except as expressly provided herein. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (a) when delivered personally to the recipient; (b) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid); (c) on the day such communication was sent by e-mail unless the sender receives a “bounceback” or similar indication that the e-mail was not delivered to the recipient; or (d) three (3) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below: If to any Seller: Fairway Group Holdings Corp. 2284 12th Avenue New York, NY 10027 Attention: Nathalie Augustin E-mail: Nathalie.Augustin@fairwaymarket.com With a copy (which shall not constitute notice to Sellers) to: Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 Attention: Ray C. Schrock, P.C., Gavin Westerman and Sunny Singh E-mail: ray.schrock@weil.com, gavin.westerman@weil.com and 48

sunny.singh@weil.com If to Buyer: Village Super Market, Inc. 733 Mountain Ave. Springfield, NJ 07081 Attention: John Van Orden Email: john.vanorden@wakefern.com With a copy (which shall not constitute notice to Buyer) to: Wollmuth Maher & Deutsch LLP 500 Fifth Avenue New York, NY 10110 Attention: Paul R. DeFilippo, Esq. Email: PDefilippo@wmd-law.com Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner set forth in this Section 9.9. Section 9.10 Governing Law and Venue; Submission to Jurisdiction; Selection of Forum; Waiver of Trial by Jury. (a) This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the laws of the state of New York without regard to the conflict of laws rules or principles thereof (or any other jurisdiction) to the extent that such laws, rules or principles would direct a matter to another jurisdiction, except as otherwise required under the laws of the state of New York. (b) Each of the Parties agrees that: (i) it shall bring any Proceeding in connection with, arising out of or otherwise relating to this Agreement, any instrument or other document delivered pursuant to this Agreement or the transactions contemplated by this Agreement exclusively in the Bankruptcy Courts; and (ii) solely in connection with such Proceedings, (A) irrevocably and unconditionally submits to the exclusive jurisdiction of the Bankruptcy Courts, (B) waives any objection to the laying of venue in any such Proceeding in the Bankruptcy Courts, (C) waives any objection that the Bankruptcy Courts are an inconvenient forum or do not have jurisdiction over any Party, (D) agrees that mailing of process or other papers in connection with any such Proceeding in the manner provided in Section 9.9 or in such other manner as may be permitted by applicable Law shall be valid and sufficient service thereof and (E) it shall not assert as a defense any matter or claim waived by the foregoing clauses (A) through (D) of this Section 9.10(b) or that any Order issued by the Bankruptcy Courts may not be enforced in or by the Bankruptcy Courts; provided, however, that (x) if the Bankruptcy Cases have not been commenced or (y) upon the closing of the Bankruptcy Cases, the Parties agree to unconditionally and irrevocably submit to the exclusive jurisdiction of the U.S. District Court for the Southern District of New York sitting in New York County or the Commercial Division of the Courts of the State of New York sitting in the County of New York and any appellate court from any thereof, for the resolution of any such Proceeding. The Parties intend that all foreign jurisdictions will 49 enforce any Decree of the Bankruptcy Court in any Proceeding arising out of or relating to this Agreement or any Related Agreement or the transactions contemplated hereby or thereby. (c) EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. Section 9.11 Specific Performance. Each Party acknowledges and agrees that irreparable damage would occur, and no adequate remedy other than specific performance would exist at Law or in equity, in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached (or any Party threatens such a breach). Therefore, it is agreed that each Party shall be entitled, without the requirement of posting a bond or other security, to injunctive relief to prevent any breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any Party may have under this Agreement or otherwise. The Parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to applicable Law or inequitable for any reason, and not to assert that a remedy of monetary Damages would provide an adequate remedy for any such breach or that Buyer or Sellers, as applicable, otherwise have an adequate remedy at Law. Section 9.12 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement. In the event that any of the provisions of this Agreement shall be held by a court or other tribunal of competent jurisdiction to be illegal, invalid or unenforceable, such provisions shall be limited or eliminated only to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect. Section 9.13 No Third Party Beneficiaries. Except as set forth in this Section 9.13 and Section 9.14, this Agreement shall not confer any rights or remedies upon any Person other than Buyer, each Seller, and their respective successors and permitted assigns. Section 9.14 Non-Recourse. All claims or causes of action (whether in contract or in tort, at Law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or related in any manner to this Agreement or the Related Agreements may be made only against (and are expressly limited to) the Persons that are expressly identified as parties hereto or thereto (the “Contracting Parties”). In no event shall any Contracting Party have any shared or vicarious Liability for the actions or omissions of any other Person. No Person who is not a Contracting Party, including any Contracting Party’s Representatives (“Non- Party Affiliates”), shall have any Liability (whether in contract or in tort, at Law or in equity, or granted by statute or based upon any theory that seeks to impose Liability of an entity party against its owners or Affiliates) for any claims, causes of action, obligations or Liabilities arising under, out of, in connection with or related in any manner to this Agreement or the Related Agreements or based on, in respect of, or by reason of this Agreement or the Related Agreements or their negotiation, execution, performance or breach; and, to the maximum extent permitted by Law, each Contracting Party waives and releases all such Liabilities, claims and obligations against any 50 such Non-Party Affiliates. Without limiting the foregoing, to the maximum extent permitted by Law, (a) each Contracting Party hereby waives and releases any and all rights, claims, demands, or causes of action that may otherwise be available at Law or in equity, or granted by statute, to avoid or disregard the entity form of a Contracting Party or otherwise impose Liability of a Contracting Party on any Non-Party Affiliate, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization, or otherwise; and (b) each Contracting Party disclaims any reliance upon any Non-Party Affiliates with respect to the performance of this Agreement or the Related Agreements or any representation or warranty made in, in connection with, or as an inducement to this Agreement or the Related Agreements. The Parties acknowledge and agree that the Non-Party Affiliates are intended third-party beneficiaries of this Section 9.14. Section 9.15 Interest. If any payment required to be made to a Party under this Agreement is made after the date on which such payment is due, interest shall accrue on such amount from (but not including) the due date of the payment to (and including) the date such payment is actually made at the Interest Rate. All computations of interest pursuant to this Agreement shall be made on the basis of a year of three hundred sixty five (365) days, in each case for the actual number of days from (but not including) the first day to (and including) the last day occurring in the period for which such interest is payable. Section 9.16 Limitation on Liability. Notwithstanding anything to the contrary in this Agreement or any Related Agreement, in no event shall any Party have any Liability under this Agreement or any Related Agreement for any consequential, special, incidental, indirect or punitive damages, lost profits or similar items (including loss of revenue, income or profits, diminution of value or loss of business reputation or opportunity relating to a breach or alleged breach of this Agreement); provided, that such limitation with respect to lost profits shall not limit any Party’s right to recover contract damages in connection with such Party’s failure to close in breach or violation of this Agreement. Section 9.17 Mutual Drafting. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Section 9.18 Disclosure Schedule. All capitalized terms not defined in the Disclosure Schedule shall have the meanings ascribed to them in this Agreement. The representations and warranties of Sellers in this Agreement are made and given, and the covenants are agreed to, subject to the disclosures and exceptions set forth in the Disclosure Schedule. The disclosure of any matter in any section of the Disclosure Schedule shall be deemed to be a disclosure for all purposes of this Agreement and all other sections of the Disclosure Schedule to which such matter relates. The listing of any matter shall expressly not be deemed to constitute an admission by Sellers, or to otherwise imply, that any such matter is material, is required to be disclosed under this Agreement or falls within relevant minimum thresholds or materiality standards set forth in this Agreement. No disclosure in the Disclosure Schedule relating to any possible breach or violation of any Contract or Law shall be construed as an admission or indication that any such breach or violation exists or has actually occurred. In no event shall the listing of any matter in 51 the Disclosure Schedule be deemed or interpreted to expand the scope of Sellers’ representations, warranties, or covenants set forth in this Agreement. All attachments to the Disclosure Schedule are incorporated by reference into the applicable section of the Disclosure Schedule in which they are directly or indirectly referenced. The information contained in the Disclosure Schedule is in all respects provided subject to the Confidentiality Agreement. Section 9.19 Headings; Table of Contents. The section headings and the table of contents contained in this Agreement and the Disclosure Schedule are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. Section 9.20 Counterparts; Facsimile and Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. This Agreement or any counterpart may be executed and delivered by facsimile copies or delivered by electronic communications by portable document format (.pdf), each of which shall be deemed an original. Section 9.21 Limitations Under Applicable Law. Notwithstanding anything to the contrary contained in this Agreement, Sellers’ and Buyer’s obligations hereunder shall be subject to limitations under applicable Law, including (with respect to Sellers) Sections 1113 and 1114 of the Bankruptcy Code. [The remainder of this page is intentionally left blank.] 52

Exhibit A Escrow Agreement

EXECUTION VERSION ESCROW AGREEMENT This ESCROW AGREEMENT (this “Agreement”) is made and entered into as of January 22, 2020, by and among Fairway Group Holdings Corp., a Delaware corporation (the “Company”), Village Super Market, Inc., a New Jersey corporation (“Buyer” and, together with the Company, sometimes referred to individually as a “Party” and collectively as the “Parties”), and Citibank, N.A., as escrow agent (the “Escrow Agent”). RECITALS WHEREAS, the Company and certain of its wholly-owned subsidiaries (such subsidiaries, together with the Company, the “Sellers”) and certain of their affiliates are contemplating filing voluntary petitions for relief under chapter 11 of title 11 of the United States Code on or about January 23, 2020 in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”); WHEREAS, this Agreement is being entered into pursuant to that certain Asset Purchase Agreement, by and among Sellers and Buyer, dated as of the date hereof (the “APA”). Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the APA; WHEREAS, the Parties have agreed to establish an escrow arrangement in accordance with the APA pursuant to which Buyer desires to purchase, acquire and assume from Sellers, all of the Acquired Assets and Assumed Liabilities, all as more specifically provided therein; and WHEREAS, the APA contemplates that within one (1) Business Day of the execution of the APA, Buyer shall deposit (or cause to be deposited) an amount equal to $6,860,000 (the “Escrow Amount”) with the Escrow Agent to be held in an escrow account (the “Escrow Account”) pending the closing pursuant to the terms hereof. The Escrow Amount, together with any investment proceeds thereon, and subject to any reduction for distributions made pursuant to the terms hereof, are referred to herein, collectively, as the “Escrow Funds”. NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the Parties agree as follows: 1. Appointment. The Parties hereby appoint the Escrow Agent as their escrow agent for the purposes set forth herein, to open and maintain the Escrow Account upon the terms and conditions set forth in this Agreement. The Escrow Agent hereby accepts such appointment and agrees to open and maintain the Escrow Account and to act as escrow agent in accordance with the terms and conditions set forth herein. The Escrow Agent shall not disburse or release any of the Escrow Funds except in accordance with the terms of this Agreement. 2. Escrow Funds. (a) On the date hereof, Buyer shall deposit with the Escrow Agent the Escrow Amount in immediately available funds to be held in the Escrow Account. WEIL:\97350247\1\44444.0008

(b) All products and proceeds of the Escrow Funds, including all interest, dividends, gains and other income earned with respect thereto, shall be retained by the Escrow Agent and reinvested in the Escrow Funds and shall become part of the Escrow Funds; and shall be disbursed as part of the Escrow Funds in accordance with the terms and conditions of this Agreement. 3. Investment of Escrow Funds. (a) The Escrow Agent shall invest the Escrow Amount in an interest-bearing deposit obligation of Citibank N.A. insured by the Federal Deposit Insurance Corporation (“FDIC”) to the applicable limits with an initial rate of 0.25%. The Parties acknowledge that the initial interest rate is subject to change from time to time and shall be reflected in the monthly statement provided to the Parties. The Escrow Funds shall at all times remain available for distribution in accordance with Section 4 below. (b) The Escrow Agent shall prepare and send an account statement to all parties listed as recipients of such statements in the “Notice Section” on a monthly basis reflecting activity in the Escrow Account for the preceding month. (c) The Escrow Agent shall have no responsibility for any investment losses resulting from the investment, reinvestment or liquidation of the escrowed property, as applicable, provided that the Escrow Agent has made such investment, reinvestment or liquidation of the escrowed property in accordance with the terms, and subject to the conditions of this Agreement. The Escrow Agent does not have a duty nor will it undertake any duty to provide investment advice. 4. Disposition and Termination of the Escrow Funds. (a) Escrow Funds. The Parties shall act in accordance with, and the Escrow Agent shall hold and release the Escrow Funds as follows: (i) Upon receipt by the Escrow Agent of a Joint Release Instruction with respect to the Escrow Funds, the Escrow Agent shall promptly, but in any event within two (2) Business Days after receipt of a Joint Release Instruction, disburse, as directed in such Joint Release Instruction, all or part of the Escrow Funds from the Escrow Account, but only to the extent funds are available. (ii) Upon receipt by the Escrow Agent of a copy of Final Determination from any Party, the Escrow Agent shall on the fifth (5th) Business Day following receipt of such Final Determination, disburse, as directed in such Final Determination, all or part of the Escrow Funds from the Escrow Account specified in such Final Determination, but only to the extent funds are available. The Escrow Agent will act on such Final Determination without further inquiry. (iii) All payments of any part of the Escrow Funds shall be made by wire transfer of immediately available funds as set forth in the Joint Release Instruction or Final Determination, as applicable. 2 WEIL:\97350247\1\44444.0008

(iv) Any instructions setting forth, claiming, containing, objecting to, or in any way related to the transfer or distribution of any funds on deposit in the Escrow Account under the terms of this Agreement must be in writing, executed by the appropriate Party or Parties as evidenced by the signatures of the person or persons set forth on Exhibit A-1 and Exhibit A-2 and delivered to the Escrow Agent either (x) by confirmed facsimile only at the fax number set forth in Section 11 below or (y) attached to an e-mail received on a Business Day from an e-mail address set forth in Section 11 below. In the event a Joint Release Instruction or Final Determination is delivered to the Escrow Agent, whether in writing, by facsimile or otherwise, the Escrow Agent is authorized to seek confirmation of such instruction by telephone call back to the person or persons designated in Exhibits A-1 and/or A-2 annexed hereto (the “Call Back Authorized Individuals”), and the Escrow Agent may rely upon the confirmations of anyone purporting to be a Call Back Authorized Individual. To assure accuracy of the instructions it receives, the Escrow Agent may record such call backs. If the Escrow Agent is unable to verify the instructions, or is not satisfied with the verification it receives, it will not execute the instruction until all such issues have been resolved. The persons and telephone numbers for call backs may be changed only in writing, executed by an authorized signer of applicable Party set forth on Exhibit A-1 or Exhibit A-2, actually received and acknowledged by the Escrow Agent. (b) Certain Definitions. (i) “Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are not required or authorized by law to be closed in New York, New York. (ii) “Final Determination” means, with respect to the disposition of the Escrow Funds in the Escrow Account, a final non-appealable order of any court of competent jurisdiction, including the Bankruptcy Court, which may be issued, together with (A) a certificate of the prevailing Party to the effect that such order is final and non-appealable and from a court of competent jurisdiction having proper authority and (B) the written payment instructions of the prevailing Party to effectuate such order. (iii) “Joint Release Instruction” means the joint written instruction executed by an authorized signer of each of Buyer and the Company in the form attached as Exhibit B directing the Escrow Agent to disburse all or a portion of the Escrow Funds. (iv) “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof. 5. Escrow Agent. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein, which shall be deemed purely ministerial in nature, and no other duties, including but not limited to any fiduciary duties, shall be implied. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of, nor have any requirements to comply with, the terms and conditions of any other agreement, instrument or document between the Parties, nor shall the Escrow Agent be required to determine if any Person has complied with 3 WEIL:\97350247\1\44444.0008 any such agreements, nor shall any additional obligations of the Escrow Agent be inferred from the terms of such agreements, even though reference thereto may be made in this Agreement. Notwithstanding the terms of any other agreement between the Parties, the terms and conditions of this Agreement will control the actions of Escrow Agent. The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any Joint Release Instruction or Final Determination furnished to it hereunder and believed by it to be genuine and to have been signed and presented by an authorized signer of the proper Party or Parties. Concurrent with the execution of this Agreement, the Parties shall deliver to the Escrow Agent authorized signers’ forms in the form of Exhibit A-1 and Exhibit A-2 attached hereto. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request. The Escrow Agent shall have no duty to solicit any payments which may be due it or the Escrow Funds. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any Party hereto which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in a Joint Release Instruction or Final Determination. The Escrow Agent may interplead all of the assets held hereunder into a court of competent jurisdiction or may seek a declaratory judgment with respect to certain circumstances, and thereafter be fully relieved from any and all liability or obligation with respect to such interpleaded assets or any action or nonaction based on such declaratory judgment. The Escrow Agent may consult with legal counsel of its selection in the event of any dispute or question as to the meaning or construction of any of the provisions hereof or its duties hereunder. The Escrow Agent will not be liable for any action taken, suffered or omitted to be taken by it in good faith except to the extent that the Escrow Agent’s fraud, gross negligence or willful misconduct was the cause of any direct loss to either Party. To the extent reasonably practicable, the Parties agree to pursue any redress or recourse in connection with any dispute without making the Escrow Agent a party to the same. Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for any special, indirect, punitive, incidental or consequential losses or damages of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such losses or damages and regardless of the form of action, except in the case of the Escrow Agent’s fraud, gross negligence or willful misconduct as adjudicated by a court of competent jurisdiction. 6. Resignation and Removal of Escrow Agent. The Escrow Agent (a) may resign and be discharged from its duties or obligations hereunder by giving sixty (60) calendar days advance notice in writing of such resignation to the Parties specifying a date when such resignation shall take effect or (b) may be removed, with or without cause, by Buyer and the Company acting jointly at any time by providing written notice to the Escrow Agent; provided that any such resignation or removal shall not relieve the Escrow Agent from any liability that arose from any action or inaction that occurred prior to the effective date of such resignation or removal. Any entity into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation or association to which all or substantially all of the escrow business of the Escrow Agent’s line of business may be transferred, shall be the Escrow Agent under this Agreement without further act. The Escrow Agent’s sole responsibility after such sixty (60) day notice period expires or after receipt of written notice of removal shall be to hold and safeguard the Escrow Funds (without any obligation to reinvest the same) and to deliver the same (i) to a substitute or successor escrow agent pursuant to a joint written designation from 4 WEIL:\97350247\1\44444.0008 the Parties, (ii) as set forth in a Joint Release Instruction or (iii) in accordance with the directions of a Final Determination, and, at the time of such delivery, the Escrow Agent’s obligations hereunder shall cease and terminate. In the event the Escrow Agent resigns, if the Parties have failed to appoint a successor escrow agent prior to the expiration of sixty (60) calendar days following receipt of the notice of resignation, the Escrow Agent may petition any court of competent jurisdiction for the appointment of such a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon all of the parties hereto. 7. Fees and Expenses. All fees and expenses of the Escrow Agent are described in Schedule 1 attached hereto and shall be paid by Buyer. The fees agreed upon for the services to be rendered hereunder are intended as full compensation for the Escrow Agent services as contemplated by this Agreement. 8. Indemnity. Each of the Parties shall jointly and severally indemnify, defend and hold harmless the Escrow Agent and its affiliates and their respective successors, assigns, directors, officers, agents and employees (the “Indemnitees”) from and against and with respect to, any and all losses, damages, claims, liabilities, penalties, judgments, settlements, actions, suits, proceedings, litigation, investigations, costs or expenses (including the reasonable and documented fees and expenses of one outside counsel and experts and their staffs and all expense of document location, duplication and shipment) (collectively “Escrow Agent Losses”) arising out of or in connection with (a) the Escrow Agent’s execution and performance of this Agreement, tax reporting or withholding, the enforcement of any rights or remedies under or in connection with this Agreement, or as may arise by reason of any act, omission or error of the Indemnitee, except to the extent that such Escrow Agent Losses, as determined by a court of competent jurisdiction, in a final non-appealable judgment, have been caused by the fraud, gross negligence or willful misconduct of such Indemnitee, or (b) its following any instructions or other directions from the Parties received in accordance with this Agreement. Notwithstanding anything to the contrary herein, Buyer and the Company agree, solely as between themselves, that any obligation for indemnification under this Section 8 (or for reasonable fees and expenses of the Escrow Agent described in Section 7) shall be borne by the Party or Parties determined by a court of competent jurisdiction in a final non-appealable judgment to be responsible for causing the loss, damage, liability, cost or expense against which the Escrow Agent is entitled to indemnification or, if no such determination is made, then one half by Buyer and one half by the Company. The Parties acknowledge that the foregoing indemnities shall survive the resignation or removal of the Escrow Agent or the termination of this Agreement. 9. Tax Matters. (a) Buyer shall be responsible for and the taxpayer on all taxes due on the interest or income earned, if any, on the Escrow Funds. The Escrow Agent shall report any interest or income earned on the Escrow Funds to the Internal Revenue Service (“IRS”) or other taxing authority on IRS Form 1099. Prior to the date hereof, the Parties shall provide the Escrow Agent with certified tax identification numbers by furnishing appropriate forms W-9 or W-8 as applicable and such other forms and documents that the Escrow Agent may reasonably request. 5 WEIL:\97350247\1\44444.0008

(b) The Escrow Agent shall be responsible only for information reporting and withholding with respect to income earned on the Escrow Funds. The Escrow Agent shall withhold any taxes required to be withheld by applicable law, including but not limited to required withholding in the absence of proper tax documentation, and shall remit such taxes to the appropriate authorities. (c) The Escrow Agent, its affiliates, and its employees are not in the business of providing tax or legal advice to any taxpayer outside of Citigroup, Inc. and its affiliates. This Agreement and any amendments or attachments hereto are not intended or written to be used, and may not be used or relied upon, by any such taxpayer or for the purpose of avoiding tax penalties. Any such taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor. 10. Covenant of Escrow Agent. The Escrow Agent hereby agrees and covenants with Buyer and the Company that it shall perform all of its obligations under this Agreement and shall not deliver custody or possession of any of the Escrow Funds to anyone except pursuant to the express terms of this Agreement or as otherwise required by law. 11. Notices. All notices, requests, demands and other communications required under this Agreement shall be in writing, in English, and shall be deemed to have been duly given if delivered (i) personally, (ii) by facsimile transmission with written confirmation of receipt, (iii) on day of transmission if sent by electronic mail (“e-mail”) with a PDF attachment executed by an authorized signer of the Party/ Parties to the e-mail address given below, and written confirmation of receipt is obtained promptly after completion of the transmission, (iv) by overnight delivery with a reputable national overnight delivery service, or (v) by mail or by certified mail, return receipt requested, and postage prepaid. If any notice is mailed, it shall be deemed given two (2) Business Days after the date such notice is deposited with the United States Postal Service. If notice is given to a Party, it shall be given at the address for such Party set forth below. It shall be the responsibility of the Parties to notify the Escrow Agent and the other Party in writing of any name or address changes. if to the Company, then to: Fairway Group Holdings Corp. 2284 12th Avenue New York, NY 10027 Attention: Nathalie Augustin E-mail: Nathalie.Augustin@fairwaymarket.com 6 WEIL:\97350247\1\44444.0008 with a copy (which shall not constitute notice) to: Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, NY 10153 Attention: Ray C. Schrock, P.C. Gavin Westerman Sunny Singh Email: ray.schrock@weil.com gavin.westerman@weil.com sunny.singh@weil.com Telephone: (212) 310-8000 Facsimile: (212) 310-8007 or, if to Buyer, then to: Village Super Market, Inc. 733 Mountain Ave. Springfield, NJ 07081 Attention: John Van Orden with a copy (which shall not constitute notice) to: Wollmuth Maher & Deutsch LLP 500 Fifth Avenue New York, NY 10110 Attention: Paul R. Defilippo, Esq. Email: pdefilippo@wmd-law.com Telephone: (212) 382-3300 Facsimile: (212) 382-0050 or, if to the Escrow Agent, then to: Citibank, N.A. Citi Private Bank 388 Greenwich Street, 29th Floor New York, NY 10013 Attn: William T. Lynch Telephone: 212-783-7108 Facsimile: 212-783-7131 E-mail: william.lynch@citi.com 7 WEIL:\97350247\1\44444.0008

Notwithstanding the above, in the case of communications delivered to the Escrow Agent pursuant to the foregoing clause (i) through (iv) of this Section 11, such communications shall be deemed to have been given on the date received by the Escrow Agent. In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent deems appropriate. 12. Termination. This Agreement shall terminate on the first to occur of (a) the distribution of all of the amounts in the Escrow Funds in accordance with this Agreement or (b) delivery to the Escrow Agent of a written notice of termination executed jointly by the Company and Buyer after which this Agreement shall be of no further force and effect except that the provisions of Section 8 hereof shall survive termination. 13. Miscellaneous. The provisions of this Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by all of the Parties. Neither this Agreement nor any right or interest hereunder may be assigned in whole or in part by any Party without the prior consent of the other Parties. This Agreement shall be governed by and construed under the laws of the State of New York. Each Party irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the exclusive jurisdiction of the Bankruptcy Court for so long as the Company or any of its direct or indirect subsidiaries is subject to jurisdiction of the Bankruptcy Court (and following such time, the courts located in the State of New York) in any legal proceeding arising out of or relating to this Agreement and agrees that all claims in respect of such legal proceeding may be heard and determined in such court and (y) agrees not to (i) attempt to deny or defeat such exclusive jurisdiction by motion or other request for leave from the Bankruptcy Court or (ii) bring any action or legal proceeding arising out of or relating to this Agreement in any other court. The Parties hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising from or relating to this Agreement. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All signatures of the Parties to this Agreement may be transmitted by facsimile or electronic transmission in portable document format (.pdf), and such facsimile or .pdf will, for all purposes, be deemed to be the original signature of such Party whose signature it reproduces, and will be binding upon such Party. If any provision of this Agreement is determined to be prohibited or unenforceable by reason of any applicable law of a jurisdiction, then such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in such jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction. The Parties represent, warrant and covenant that each document, notice, instruction or request provided by such Party to the Escrow Agent shall comply with applicable laws and regulations. Where, however, the conflicting provisions of any such applicable law may be waived, they are hereby irrevocably waived by the Parties to the fullest extent permitted by law, to the end that this Agreement shall be enforced as written. Except as expressly provided in Sections 8, nothing in this Agreement, whether express or implied, shall be construed to give to any person or entity other than the Escrow Agent and the Parties any legal or equitable right, remedy, interest or claim under or in respect of this Agreement or any funds escrowed hereunder. 8 WEIL:\97350247\1\44444.0008

14. Compliance with Court Orders. In the event that any escrow property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, and in the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the Parties or to any other Person, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated. 15. Further Assurances. Following the date hereof, each party shall deliver to the other parties such further information and documents and shall execute and deliver to the other parties such further instruments and agreements as any other party shall reasonably request to consummate or confirm the transactions provided for herein, to accomplish the purpose hereof or to assure to any other party the benefits hereof. 16. Assignment. No assignment of the interest of any of the Parties shall be binding upon the Escrow Agent unless and until written notice of such assignment shall be filed with and consented to by the Escrow Agent (such consent not to be unreasonably withheld). Any transfer or assignment of the rights, interests or obligations hereunder in violation of the terms hereof shall be void and of no force or effect. 17. Force Majeure. The Escrow Agent shall not incur any liability for not performing any act or fulfilling any obligation hereunder by reason of any occurrence beyond its control (including, but not limited to, any provision of any present or future law or regulation or any act of any governmental authority, any act of God or war or terrorism, or the unavailability of the Federal Reserve Bank wire services or any electronic communication facility), it being understood that the Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances. 18. Compliance with Federal Law. To help the U.S. Government fight the funding of terrorism and money laundering activities and to comply with Federal law requiring financial institutions to obtain, verify and record information on the source of funds deposited to an account, the Parties agree to provide the Escrow Agent with the name, address, taxpayer identification number, and remitting bank for all Parties depositing funds at Citibank pursuant to the terms and conditions of this Agreement. For a non-individual person such as a business entity, a charity, a trust or other legal entity, the Escrow Agent will ask for documentation to verify its formation and existence as a legal entity. The Escrow Agent may also ask to see financial statements, licenses, an identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation. 19. Use of Citibank Name. No publicly distributed printed or other material in any language, including prospectuses, notices, reports, and promotional material which mentions “Citibank” by name or the rights, powers, or duties of the Escrow Agent under this Agreement 9 WEIL:\97350247\1\44444.0008 shall be issued by any other parties hereto, or on such party’s behalf, without the prior written consent of the Escrow Agent. * * * * * 10 WEIL:\97350247\1\44444.0008

Schedule 1 ESCROW AGENT FEE SCHEDULE Citibank, N.A., Escrow Agent Acceptance Fee To cover the acceptance of the Escrow Agent appointment, the study of the Agreement, and supporting documents submitted in connection with the execution and delivery thereof, and communication with other members of the working group: Fee: WAIVED Administration Fee The annual administration fee covers maintenance of the Escrow Account including safekeeping of assets in the escrow account, normal administrative functions of the Escrow Agent, including maintenance of the Escrow Agent’s records, follow-up of the Agreement’s provisions, and any other safekeeping duties required by the Escrow Agent under the terms of the Agreement. Fee is based on Escrow Amounts being deposited in an interest bearing deposit account, FDIC insured to the applicable limits. Fee is payable simultaneously at time of funding of the escrow account. Fee: WAIVED Tax Preparation Fee To cover preparation and mailing of Forms 1099-INT, if applicable for the escrow parties for each calendar year: Fee: WAIVED Transaction Fees To oversee all required disbursements or release of property from the escrow account to any escrow party, including cash disbursements made via check and/or wire transfer, fees associated with postage and overnight delivery charges incurred by the Escrow Agent as required under the terms and conditions of the Agreement: Fee: WAIVED Other Fees Material amendments to the Agreement: additional fee(s), if any, to be discussed at time of amendment. TERMS AND CONDITIONS: The above schedule of fees does not include charges for out-of-pocket expenses or for any services of an extraordinary nature that Citibank or its legal counsel may be called upon from time to time to perform. Fees are also subject to satisfactory review of the documentation, and Citibank reserves the right to modify them should the characteristics of the transaction change. Citibank’s participation in this program is subject to internal approval of the third party depositing monies into the escrow account to be established hereunder. The Acceptance Fee, if any, is payable upon execution of the Agreement. Should this schedule of fees be accepted and agreed upon and work commenced on this program but subsequently halted and the program is not brought to market, the Acceptance Fee and legal fees incurred, if any, will still be payable in full. WEIL:\97350247\1\44444.0008

EXHIBIT A-1 Certificate as to the Company’s Authorized Signatures The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of the Company and are authorized to initiate and approve transactions of all types for the escrow account or accounts established under this Agreement, on behalf of the Company. The below listed persons (must list at least two individuals, if applicable) have also been designated Call Back Authorized Individuals and will be notified by Citibank N.A. upon the release of Escrow Funds from the escrow account(s). Name / Title / Telephone Specimen Signature Name Signature Title Phone Mobile Phone Name Signature Title Phone Mobile Phone Name Signature Title Telephone Mobile Phone NOTE: Actual signatures are required above. Electronic signatures, “Docusigned” signatures and/or signature fonts are not acceptable. Exhibit to Escrow Agreement WEIL:\97350247\1\44444.0008

EXHIBIT A-2 Certificate as to Buyer’s Authorized Signatures The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of Buyer and are authorized to initiate and approve transactions of all types for the escrow account or accounts established under this Agreement, on behalf of Buyer. The below listed persons (must list at least two individuals, if applicable) have also been designated Call Back Authorized Individuals and will be notified by Citibank N.A. upon the release of Escrow Funds from the escrow account(s). Name / Title / Telephone Specimen Signature Name Signature Title Phone Mobile Phone Name Signature Title Phone Mobile Phone Name Signature Title Telephone Mobile Phone NOTE: Actual signatures are required above. Electronic signatures, “Docusigned” signatures and/or signature fonts are not acceptable. Exhibit to Escrow Agreement WEIL:\97350247\1\44444.0008

Exhibit B Form of Joint Written Instructions JOINT WRITTEN INSTRUCTIONS [_______] [__], 2020 Via Email Citibank, N.A. c/o Citi Private Bank 388 Greenwich Street, 29th Floor New York, NY 10013 Attn: William T. Lynch E-mail: william.lynch@citi.com Sir or Madam: Reference is made to that certain Escrow Agreement, dated as of January [●], 2020 (as amended, supplemented or otherwise modified from time to time, the “Escrow Agreement”), by and among Village Super Market, Inc. (“Buyer”), Fairway Group Holdings Corp. (the “Company”) and CITIBANK, N.A. (the “Escrow Agent”). Capitalized terms used and not otherwise defined in this joint written instruction shall have the meanings given to such terms in the Escrow Agreement. Pursuant to Section 4 of the Escrow Agreement, the Company and Buyer hereby instruct the Escrow Agent to release and distribute $[___] of the Escrow Funds [,which constitutes the interest accrued thereon,] that is in the Escrow Account [to [Buyer][the Company]] by wire transfer of immediately available funds in accordance with the wire transfer instructions attached hereto as Annex I. Very truly yours, [Buyer] By: Name: Title: [the Company] By: Name: Title: Exhibit to Escrow Agreement WEIL:\97350247\1\44444.0008

Annex I to Joint Written Instructions Wire Instructions Exhibit to Escrow Agreement WEIL:\97350247\1\44444.0008

Exhibit B Form of Bill of Sale

EXHIBIT B BILL OF SALE This BILL OF SALE (this “Bill of Sale”) is entered into and effective as of [●], 2020, by and among Fairway Group Holdings Corp., a Delaware corporation (the “Company”), and the direct and indirect wholly-owned Subsidiaries of the Company that are signatories thereto (together with the Company, the “Sellers”) and Village Super Market, Inc., a New Jersey Corporation (“Buyer”). Sellers and Buyer are referred to collectively herein as the “Parties.” WHEREAS, Sellers and Buyer are parties to that certain Asset Purchase Agreement, dated January 22, 2020 (the “Purchase Agreement”) (capitalized terms used but not otherwise defined herein have the meanings given to such terms in the Purchase Agreement); and WHEREAS, the execution and delivery of this Bill of Sale is contemplated by Sections 2.5(a)(i) and 2.5(b)(ii) of the Purchase Agreement. NOW, THEREFORE, in consideration of the promises and mutual agreements set forth in the Purchase Agreement, and in consideration of the representations, warranties and covenants set forth in the Purchase Agreement, the Parties hereby agree as follows: 1. Sale and Acceptance of Acquired Assets. For true and lawful consideration paid to Sellers by Buyer, the sufficiency of which is hereby acknowledged, effective as of the Closing, Buyer hereby purchases from Sellers and Sellers hereby sell, transfer, assign, convey, and deliver to Buyer all of the Acquired Assets, free and clear of Liens or Claims to the maximum extent permitted under applicable bankruptcy law, except for Permitted Liens. As of the Closing, Buyer hereby accepts the foregoing sale, transfer, assignment, conveyance and delivery. 2. Conflict. The sale, transfer, assignment, conveyance, and delivery of the Acquired Assets made hereunder are made in accordance with and subject to all the terms and conditions of the Purchase Agreement (including, without limitation, the representations, warranties, covenants, and agreements contained therein), which is incorporated herein by reference and which terms and conditions shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. In the event of a conflict between the terms and conditions of this Bill of Sale and the terms and conditions of the Purchase Agreement, the terms and conditions of the Purchase Agreement shall govern, supersede, and prevail. Notwithstanding anything to the contrary in this Bill of Sale, nothing herein is intended to, nor shall it, extend, amplify, reduce or otherwise alter the representations, warranties, covenants, obligations, and remedies of the Parties contained in the Purchase Agreement or the survival thereof. 3. Notices. Any notice, request, or other document to be given hereunder to any Party shall be given in the manner specified in Section 9.7 of the Purchase Agreement. Any Party may change its address for receiving notices, requests, and other documents by giving written notice of such change to the other Parties. 4. Severability. The invalidity or unenforceability of any provision of this Bill of Sale shall not affect the validity or enforceability of any other provisions of this Bill of Sale. 5. Enforceability. In the event that any of the provisions of this Bill of Sale shall be held by a court or other tribunal of competent jurisdiction to be illegal, invalid or unenforceable, such provisions shall be limited or eliminated only to the minimum extent necessary so that this Bill of Sale shall otherwise remain in full force and effect. WEIL:\97350444\2\44444.0008

6. Amendments and Waivers. No amendment of any provision of this Bill of Sale shall be valid unless the same shall be in writing and signed by each Party except as expressly provided herein. No waiver of any breach of this Bill of Sale shall be construed as an implied amendment or agreement to amend or modify any provision of this Bill of Sale. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party making such waiver, nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent default, misrepresentation or breach of warranty or covenant. No conditions, course of dealing or performance, understanding or agreement purporting to modify, vary, explain, or supplement the terms or conditions of this Bill of Sale shall be binding unless this Bill of Sale is amended or modified in writing pursuant to the first sentence of this Section 6 except as expressly provided herein. Except where a specific period for action or inaction is provided herein, no delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. 7. Further Assurances. In case at any time after the Closing any further action is necessary to carry out the purposes of this Bill of Sale, each of the Parties will, at the requesting Party’s sole cost and expense, take such further action (including the execution and delivery of such other reasonable instruments of sale, transfer, conveyance, assignment, assumption and confirmation, providing materials and information) as the other Party may reasonably request which actions shall be reasonably necessary to transfer, convey or assign to Buyer all of the Acquired Assets or to confirm Buyer’s assumption of the Assumed Liabilities. 8. Counterparts; Facsimile and Electronic Signatures. This Bill of Sale may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. This Bill of Sale or any counterpart may be executed and delivered by facsimile copies or delivered by electronic communications by portable document format (.pdf), each of which shall be deemed an original. 9. Governing Law. This Bill of Sale shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the laws of the state of New York without regard to the conflict of laws rules or principles thereof (or any other jurisdiction) to the extent that such laws, rules or principles would direct a matter to another jurisdiction, except as otherwise required under the laws of the state of New York. 10. Succession and Assignment. This Bill of Sale shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign either this Bill of Sale or any of its rights, interests, or obligations hereunder without the prior written consent of the other Parties. 11. Third Party Beneficiaries and Obligations. This Bill of Sale shall not confer any rights or remedies upon any Person other than Buyer, each Seller, and their respective successors and permitted assigns. 12. Entire Agreement. This Bill of Sale, together with the Purchase Agreement and the exhibits and the documents referred to in the Purchase Agreement, the Related Agreements and the Confidentiality Agreement constitute the entire agreement between the Parties and supersede any prior understandings, agreements or representations (whether written or oral) by or between the Parties to the extent they relate in any way to the subject matter hereof. * * * * * 2 WEIL:\97350444\2\44444.0008

IN WITNESS WHEREOF, the Parties have executed this Bill of Sale as of date first above written. SELLERS: FAIRWAY GROUP HOLDINGS CORP. By:__________________________________ Name: Title: FAIRWAY GROUP ACQUISITION CO. By:__________________________________ Name: Title: FAIRWAY BROADWAY LLC By:__________________________________ Name: Title: FAIRWAY EAST 86TH STREET LLC By:__________________________________ Name: Title: FAIRWAY KIPS BAY LLC By:__________________________________ Name: Title: FAIRWAY CHELSEA LLC By:__________________________________ Name: Title: [Signature Page to Bill of Sale]

FAIRWAY BAKERY LLC By:__________________________________ Name: Title: FAIRWAY UPTOWN LLC By:__________________________________ Name: Title: [Signature Page to Bill of Sale]

BUYER: VILLAGE SUPER MARKET, INC. By:__________________________________ Name: Title: [Signature Page to Bill of Sale]

Exhibit C Form of Assignment and Assumption Agreement

EXHIBIT C ASSIGNMENT AND ASSUMPTION AGREEMENT This ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is entered into and effective as of [●], 2020, by and among Fairway Group Holdings Corp., a Delaware corporation (the “Company”), and the direct and indirect wholly-owned Subsidiaries of the Company that are signatories thereto (together with the Company, the “Sellers”) and [●], a [●] (“Buyer”). Sellers and Buyer are referred to collectively herein as the “Parties.” WHEREAS, the Parties are parties to that certain Asset Purchase Agreement, dated January 22, 2020 (the “Purchase Agreement”) (capitalized terms used but not otherwise defined herein have the meanings given to such terms in the Purchase Agreement); and WHEREAS, the execution and delivery of this Agreement is contemplated by Sections 2.5(a)(ii) and 2.5(b)(iii) of the Purchase Agreement. NOW, THEREFORE, in consideration of the promises and mutual agreements set forth in the Purchase Agreement, and in consideration of the representations, warranties and covenants set forth in the Purchase Agreement, the Parties hereby agree as follows: 1) Assignment and Assumption. Effective as of the Closing, Sellers hereby sell, transfer, assign, convey, and deliver to Buyer, all of the Acquired Assets, including, without limitation, all of Sellers’ right, title, and interest in and to the Transferred Contracts, free and clear of Liens or Claims to the maximum extent permitted under applicable bankruptcy law, except for Permitted Liens and Buyer hereby assumes all Assumed Liabilities. Buyer agrees to pay, perform, honor, and discharge, or cause to be paid, performed, honored and discharged, all Assumed Liabilities in a timely manner in accordance with the terms thereof, including paying or causing to be paid, at or prior to the Closing, all Cure Costs. 2) Conflict. The assignment and assumption of the Acquired Assets and the Assumed Liabilities made hereunder are made in accordance with and subject to the Purchase Agreement (including, without limitation, the representations, warranties, covenants, and agreements contained therein), which is incorporated herein by reference. In the event of a conflict between the terms and conditions of this Agreement and the terms and conditions of the Purchase Agreement, the terms and conditions of the Purchase Agreement shall govern, supersede, and prevail. Notwithstanding anything to the contrary in this Agreement, nothing herein is intended to, nor shall it, extend, amplify, impair, or otherwise alter the representations, warranties, covenants, obligations, or remedies of the Parties contained in the Purchase Agreement or the survival thereof. 3) Notices. Any notice, request, or other document to be given hereunder to any Party shall be given in the manner specified in Section 9.7 of the Purchase Agreement. Any Party may change its address for receiving notices, requests, and other documents by giving written notice of such change to the other Parties. 4) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement. 5) Enforceability. In the event that any of the provisions of this Agreement shall be held by a court or other tribunal of competent jurisdiction to be illegal, invalid or unenforceable, such provisions shall be limited or eliminated only to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect. WEIL:\97348798\2\44444.0008

6) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each Party except as expressly provided herein. No waiver of any breach of this Agreement shall be construed as an implied amendment or agreement to amend or modify any provision of this Agreement. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party making such waiver, nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent default, misrepresentation or breach of warranty or covenant. No conditions, course of dealing or performance, understanding or agreement purporting to modify, vary, explain, or supplement the terms or conditions of this Agreement shall be binding unless this Agreement is amended or modified in writing pursuant to the first sentence of this Section 6 except as expressly provided herein. Except where a specific period for action or inaction is provided herein, no delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. 7) Further Assurances. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will, at the requesting Party’s sole cost and expense, take such further action (including the execution and delivery of such other reasonable instruments of sale, transfer, conveyance, assignment, assumption and confirmation, providing materials and information) as the other Party may reasonably request which actions shall be reasonably necessary to transfer, convey or assign to Buyer all of Sellers’ right, title and interest in and to the Acquired Assets or to confirm Buyer’s assumption of the Assumed Liabilities. 8) Counterparts; Facsimile and Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. This Agreement or any counterpart may be executed and delivered by facsimile copies or delivered by electronic communications by portable document format (.pdf), each of which shall be deemed an original 9) Governing Law. This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the laws of the state of New York without regard to the conflict of laws rules or principles thereof (or any other jurisdiction) to the extent that such laws, rules or principles would direct a matter to another jurisdiction, except as otherwise required under the laws of the state of New York. 10) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other Parties. 11) Third Party Beneficiaries and Obligations. This Agreement shall not confer any rights or remedies upon any Person other than Buyer, each Seller, and their respective successors and permitted assigns. 12) Entire Agreement. This Agreement, together with the Purchase Agreement and the exhibits and the documents referred to in the Purchase Agreement, the Related Agreements and the Confidentiality Agreement constitute the entire agreement between the Parties and supersede any 2 WEIL:\97348798\2\44444.0008 prior understandings, agreements or representations (whether written or oral) by or between the Parties to the extent they relate in any way to the subject matter hereof. * * * * * 3 WEIL:\97348798\2\44444.0008

IN WITNESS WHEREOF, the Parties have executed this Agreement as of date first above written. SELLERS: FAIRWAY GROUP HOLDINGS CORP. By: Name: Title: FAIRWAY GROUP ACQUISITION CO. By:__________________________________ Name: Title: FAIRWAY BROADWAY LLC By:__________________________________ Name: Title: FAIRWAY EAST 86TH STREET LLC By:__________________________________ Name: Title: FAIRWAY KIPS BAY LLC By:__________________________________ Name: Title: FAIRWAY CHELSEA LLC By:__________________________________ Name: Title: [Signature Page to Assignment and Assumption Agreement]

FAIRWAY BAKERY LLC By:__________________________________ Name: Title: FAIRWAY UPTOWN LLC By:__________________________________ Name: Title: [Signature Page to Assignment and Assumption Agreement]

BUYER: VILLAGE SUPER MARKET, INC. By: Name: Title: [Signature Page to Assignment and Assumption Agreement]

Exhibit D Form of Lease Assignment and Assumption Agreement

EXHIBIT D ASSIGNMENT AND ASSUMPTION OF LEASE This ASSIGNMENT AND ASSUMPTION OF LEASE (this “Assignment”) is entered into and effective as of [●], 2020, by and among Fairway Group Holdings Corp., a Delaware corporation (the “Company”), [●], a [●] and a direct or indirect wholly-owned Subsidiary of the Company (together with the Company, the “Sellers”) and [●], a [●] (“Buyer”). Sellers and Buyer are referred to collectively herein as the “Parties.” WHEREAS, the Parties are parties to that certain Asset Purchase Agreement, dated January 22, 2020 (the “Purchase Agreement”) (capitalized terms used but not otherwise defined herein have the meanings given to such terms in the Purchase Agreement); WHEREAS, the execution and delivery of this Assignment is contemplated by Sections 2.5(a)(iii) and 2.5(b)(iv) of the Purchase Agreement; and WHEREAS, Sellers desire to sell, transfer, assign, convey, and deliver to Buyer the Lease described in Schedule I attached hereto including all amendments, modifications, and supplements thereto (collectively, the “Lease”), and Buyer desires to accept an assignment of the Lease together with all right, title, and interest of Sellers thereunder. The property encumbered by the Lease (the “Leased Premises”) is described on Schedule II attached hereto. NOW, THEREFORE, in consideration of the promises and mutual agreements set forth in the Purchase Agreement, and in consideration of the representations, warranties and covenants set forth in the Purchase Agreement, the Parties hereby agree as follows: 1) Assignment and Assumption of Lease. Effective as of the Closing related to the Lease, Sellers hereby sell, transfer, assign, convey, and deliver to Buyer all of Sellers’ estate, right, title and interest as tenant of the leasehold estate described under the Lease, and Buyer hereby accepts the sale, transfer, assignment, conveyance, and delivery of Sellers’ estate, rights, title and interest in, to and under such leasehold estate. 2) Assumption of Assumed Liabilities. Effective as of the Closing related to the Lease, Sellers hereby assign and Buyer hereby (i) unconditionally and irrevocably assumes and agrees to pay, discharge, or perform when due, and release and discharge Sellers and their successors and assigns completely and forever from, all obligations and liabilities of any kind arising out of, or required to be performed under, such assigned Lease on or after the Closing Date related to the Lease, and (ii) unconditionally and irrevocably assumes, undertakes and agrees to pay, satisfy, perform and discharge in full, as and when due, and release and discharge Sellers and their successors and assigns completely and forever from, all of the Assumed Liabilities and all obligations and liabilities of any kind arising out of Buyer’s assumption of the Assumed Liabilities. Notwithstanding anything to the contrary contained herein, the Excluded Liabilities are specifically excluded from the Assumed Liabilities assumed by Buyer hereby and such Excluded Liabilities are not assigned by Sellers or assumed by Buyer. 3) Condition of the Leased Premises. Sellers shall deliver, and Buyer shall accept, possession of the Leased Premises in its “AS-IS, WHERE-IS, WITH ALL FAULTS” condition and without any representation or warranty, orally or in writing, by Sellers. No promise of Sellers to alter, remodel, or improve the Leased Premises has been made by Sellers to Buyer. 4) Conflict. The assignment and assumption of the Lease (and the obligations thereunder) made hereunder are made in accordance with and subject to all the terms and conditions of the Purchase WEIL:\97335463\5\44444.0008

Agreement (including, without limitation, the representations, warranties, covenants, and agreements contained therein), which is incorporated herein by reference and which terms and conditions shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. In the event of a conflict between the terms and conditions of this Agreement and the terms and conditions of the Purchase Agreement, the terms and conditions of the Purchase Agreement shall govern, supersede, and prevail. Notwithstanding anything to the contrary in this Agreement, nothing herein is intended to, nor shall it, extend, amplify, reduce or otherwise alter the representations, warranties, covenants, obligations and remedies of the Parties contained in the Purchase Agreement or the survival thereof. 5) Notices. Any notice, request, or other document to be given hereunder to any Party shall be given in the manner specified in Section 9.7 of the Purchase Agreement. Any Party may change its address for receiving notices, requests, and other documents by giving written notice of such change to the other Parties. 6) Severability. The invalidity or unenforceability of any provision of this Assignment shall not affect the validity or enforceability of any other provisions of this Assignment. 7) Enforceability. In the event that any of the provisions of this Assignment shall be held by a court or other tribunal of competent jurisdiction to be illegal, invalid or unenforceable, such provisions shall be limited or eliminated only to the minimum extent necessary so that this Assignment shall otherwise remain in full force and effect. 8) Amendments and Waivers. No amendment of any provision of this Assignment shall be valid unless the same shall be in writing and signed by each Party except as expressly provided herein. No waiver of any breach of this Assignment shall be construed as an implied amendment or agreement to amend or modify any provision of this Assignment. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party making such waiver, nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent default, misrepresentation or breach of warranty or covenant. No conditions, course of dealing or performance, understanding or agreement purporting to modify, vary, explain, or supplement the terms or conditions of this Assignment shall be binding unless this Assignment is amended or modified in writing pursuant to the first sentence of this Section 8 except as expressly provided herein. Except where a specific period for action or inaction is provided herein, no delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. 9) Counterparts; Facsimile and Electronic Signatures. This Assignment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. This Assignment or any counterpart may be executed and delivered by facsimile copies or delivered by electronic communications by portable document format (.pdf), each of which shall be deemed an original. 10) Governing Law. This Assignment shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the laws of the state of New York without regard to the conflict of laws rules or principles thereof (or any other jurisdiction) to the extent that such laws, rules or principles would direct a matter to another jurisdiction, except as otherwise required under the laws of the state of New York. 2 WEIL:\97335463\5\44444.0008

11) Succession and Assignment. This Assignment shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign either this Assignment or any of its rights, interests, or obligations hereunder without the prior written consent of the other Parties. 12) Third Party Beneficiaries and Obligations. This Assignment shall not confer any rights or remedies upon any Person other than Buyer, each Seller, and their respective successors and permitted assigns. 13) Recordation. Subject to the following two sentences, this Assignment shall be recorded in the appropriate public records of the county in which the Leased Premises is located to the extent permitted by law. Sellers make no representation regarding the recordability of this Assignment, nor the Lease or related documents. Sellers shall bear no liability for the failure of the Lease, this Assignment, or related documents to be recorded. 14) Entire Agreement. This Assignment, together with the Purchase Agreement and the exhibits and the documents referred to in the Purchase Agreement, the Related Agreements and the Confidentiality Agreement constitute the entire agreement between the Parties and supersede any prior understandings, agreements or representations (whether written or oral) by or between the Parties to the extent they relate in any way to the subject matter hereof. * * * * * 3 WEIL:\97335463\5\44444.0008

IN WITNESS WHEREOF, the Parties have executed this Assignment as of the date first above written. FAIRWAY GROUP HOLDINGS CORP. By: Name: Title: [ADD NOTARY JURAT ACCEPTABLE IN EACH JURISDICTION] [Signature Page to Assignment and Assumption of Lease]

[SELLER] By: Name: Title: [ADD NOTARY JURAT ACCEPTABLE IN EACH JURISDICTION] [Signature Page to Assignment and Assumption of Lease]

[BUYER] By: Name: Title: [ADD NOTARY JURAT ACCEPTABLE IN EACH JURISDICTION] [Signature Page to Assignment and Assumption of Lease]

SCHEDULE I Leases [List Lease in the following form: Lease dated [●], by and between [●], a [●], as landlord, and [●], a [●], as tenant, recorded [●], at Book [●], page [●], in the records of [●] County, [●], [as amended by that certain [●] dated [●].]] WEIL:\97335463\5\44444.0008

SCHEDULE II Leased Premises WEIL:\97335463\5\44444.0008

Exhibit E Form of IP Assignment and Assumption Agreement

EXHIBIT E INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT This INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT (this “Assignment”) is entered into and effective as of [●], 2020, by and among Fairway Group Holdings Corp., a Delaware corporation (the “Company”) and the direct and indirect wholly-owned Subsidiaries of the Company that are signatories hereto (together with the Company, the “Sellers”) and [●], a [●] (“Buyer”). Sellers and Buyer are referred to collectively herein as the “Parties.” WHEREAS, the Parties are parties to that certain Asset Purchase Agreement, dated January 22, 2020 (the “Purchase Agreement”) (capitalized terms used but not otherwise defined herein have the meanings given to such terms in the Purchase Agreement); WHEREAS, Sellers are the owners of certain Intellectual Property, including the Intellectual Property listed in the attached Schedule A (the “Assigned IP”); WHEREAS, pursuant to the Purchase Agreement, Sellers have agreed to sell, transfer, assign, convey and deliver all of the Assigned IP to Buyer; WHEREAS, the execution and delivery of this Assignment is contemplated by Sections 2.5(a)(iv) and 2.5(b)(v) of the Purchase Agreement; and WHEREAS, Sellers and Buyer now seek to consummate the assignment, sale and transfer of the Assigned IP. NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein and in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows: 1) Assignment. Effective as of the Closing, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Sellers have sold, assigned, transferred and set over, and do hereby sell, assign, transfer and set over to Buyer the Assigned IP and all rights associated therewith, including, but not limited to, (i) all goodwill of Sellers’ business associated with said Assigned IP, together with any trademark and/or service mark applications and/or registrations including the same for the United States and all foreign countries and any registrations that may issue therefor in the United States and any foreign countries, (ii) all rights to file any future registrations or patents for any of the Assigned IP, and (iii) all common law rights associated with the Assigned IP, (iv) all causes of action or other rights that may be asserted under the Assigned IP; the same to be held and enjoyed by Buyer for its own use and enjoyment, and for the use and enjoyment of its successors, assigns and other legal representatives, as fully and entirely as the same would have been held and enjoyed by Sellers if this assignment and sale had not been made, together with all claims by Sellers for damages by reason of past infringement of any trademark or service mark which arises from the Assigned IP, with the right to sue for, and collect the same for its own use and benefit, and for the use and benefit of its successors, assigns or other legal representatives. 2) Proxy. Upon reasonable request by Buyer, Sellers agree to execute all documents necessary to perfect the right, title, and interest conveyed herein in and to Buyer. In the event that Sellers are unable or unwilling to fully perform its obligations under this Assignment, to the extent necessary to perfect such right, title, and interest in and to Buyer, Sellers hereby irrevocably designate and appoint Buyer or its assigns and their duly authorized officers and agents as Sellers’ agents and attorneys-in-fact to act for and in Sellers’ behalf and instead of Sellers, to execute and file any registration, application or other document and to do all other lawfully permitted acts in connection with the Assigned IP. WEIL:\97348800\2\44444.0008

3) Notices. Any notice, request, or other document to be given hereunder to any Party shall be given in the manner specified in Section 9.7 of the Purchase Agreement. Any Party may change its address for receiving notices, requests, and other documents by giving written notice of such change to the other Parties. 4) Severability. The invalidity or unenforceability of any provision of this Assignment shall not affect the validity or enforceability of any other provisions of this Assignment. 5) Enforceability. In the event that any of the provisions of this Assignment shall be held by a court or other tribunal of competent jurisdiction to be illegal, invalid or unenforceable, such provisions shall be limited or eliminated only to the minimum extent necessary so that this Assignment shall otherwise remain in full force and effect. 6) Amendments and Waivers. No amendment of any provision of this Assignment shall be valid unless the same shall be in writing and signed by each Party except as expressly provided herein. No waiver of any breach of this Assignment shall be construed as an implied amendment or agreement to amend or modify any provision of this Assignment. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party making such waiver, nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent default, misrepresentation or breach of warranty or covenant. No conditions, course of dealing or performance, understanding or agreement purporting to modify, vary, explain, or supplement the terms or conditions of this Assignment shall be binding unless this Assignment is amended or modified in writing pursuant to the first sentence of this Section 6 except as expressly provided herein. Except where a specific period for action or inaction is provided herein, no delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. 7) Further Assurances. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will, at the requesting Party’s sole cost and expense, take such further action (including the execution and delivery of such other reasonable instruments of sale, transfer, conveyance, assignment, assumption and confirmation, providing materials and information) as the other Party may reasonably request which actions shall be reasonably necessary to transfer, convey or assign to Buyer all of the Assigned IP. 8) Counterparts; Facsimile and Electronic Signatures. This Assignment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. This Assignment or any counterpart may be executed and delivered by facsimile copies or delivered by electronic communications by portable document format (.pdf), each of which shall be deemed an original. 9) Governing Law. This Assignment shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the laws of the state of New York without regard to the conflict of laws rules or principles thereof (or any other jurisdiction) to the extent that such laws, rules or principles would direct a matter to another jurisdiction, except as otherwise required under the laws of the state of New York. 10) Succession and Assignment. This Assignment shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign either this Assignment or any of its rights, interests, or obligations hereunder without the prior written consent of the other Parties. 2 WEIL:\97348800\2\44444.0008

11) Third Party Beneficiaries and Obligations. This Assignment shall not confer any rights or remedies upon any Person other than Buyer, each Seller, and their respective successors and permitted assigns. 12) Entire Agreement. This Assignment, together with the Purchase Agreement and the exhibits and the documents referred to in the Purchase Agreement, the Related Agreements and the Confidentiality Agreement constitute the entire agreement between the Parties and supersede any prior understandings, agreements or representations (whether written or oral) by or between the Parties to the extent they relate in any way to the subject matter hereof. * * * * * 3 WEIL:\97348800\2\44444.0008

IN WITNESS WHEREOF, the Parties have executed this Assignment as of date first above written. SELLERS: FAIRWAY GROUP HOLDINGS CORP. By: Name: Title: FAIRWAY GROUP ACQUISITION CO. By:__________________________________ Name: Title: FAIRWAY BROADWAY LLC By:__________________________________ Name: Title: FAIRWAY EAST 86TH STREET LLC By:__________________________________ Name: Title: FAIRWAY KIPS BAY LLC By:__________________________________ Name: Title: FAIRWAY CHELSEA LLC By:__________________________________ Name: Title: [Signature Page to IP Assignment and Assumption Agreement]

FAIRWAY BAKERY LLC By:__________________________________ Name: Title: FAIRWAY UPTOWN LLC By:__________________________________ Name: Title: [Signature Page to IP Assignment and Assumption Agreement]

BUYER: VILLAGE SUPER MARKET, INC. By:__________________________________ Name: Title: [Signature Page to IP Assignment and Assumption Agreement]

SCHEDULE A ASSIGNED IP WEIL:\97348800\2\44444.0008